UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Telephone: (312) 506-1230

Facsimile: (312) 506-1201

April 9, 2013

Fellow Stockholder:

You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. 2013 Annual Meeting of Stockholders on May 21, 2013 at 9:00 a.m., central time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Today, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2013 proxy statement and annual report over the Internet and vote online. All other stockholders will continue to receive a copy of the proxy statement and annual report by mail unless they elect to receive the annual meeting materials over the Internet. The Notice and proxy statement contain instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet, if you received them by mail this year.

The accompanying Notice of Internet Availability of Proxy Materials and the proxy statement describe the business to be transacted at the annual meeting and provide other information concerning Allscripts of which you should be aware when you vote your shares. All stockholders are welcome to attend the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible. You may vote by proxy on the Internet, by telephone, or by mail. Your vote will ensure your representation at the annual meeting regardless of whether you attend in person. In any event, please vote as soon as possible.

On behalf of Allscripts’ Board of Directors and our management team, I would like to express our appreciation for your interest in Allscripts.

Sincerely,

Paul M. Black

President & Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2013

To the Stockholders of Allscripts Healthcare Solutions, Inc.:

This proxy statement is being furnished to holders of shares of Allscripts Healthcare Solutions, Inc. (“Allscripts”) common stock in connection with the solicitation of proxies by the board of directors of Allscripts for use at the annual meeting of stockholders to be held on Tuesday May 21, 2013 at 9:00 a.m., central time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. The annual meeting is being held for the following purposes:

1.	to elect the eight director nominees named in the proxy statement to serve until the 2014 Annual Meeting of Stockholders;

2.	to approve an amendment and restatement of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan” and, as amended and restated, the “Amended and Restated 2011 Stock Incentive Plan”) to, among other things, increase the number of shares available for grant thereunder by 2,500,000;

3.	to approve, on an advisory basis, our executive compensation program;

4.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

5.	to transact any and all other business that may properly come before the annual meeting or any adjourned session of the annual meeting.

The Board of Directors recommends the following votes:

•	FOR the election of all of the nominees for the Board of Directors;

•	FOR approval of the amendment and restatement of the 2011 Stock Incentive Plan;

•

FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement; and

•	FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Only stockholders who owned shares of Allscripts common stock at the close of business on March 25, 2013, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of it.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the annual meeting. You may vote over the Internet, by telephone or by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 21, 2013:

This proxy statement and the annual report for the year ended December 31, 2012 are available at: http://www.proxyvote.com

By Order of the Board of Directors,

Richard J. Poulton

Chief Financial Officer and Secretary

April 9, 2013

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Proxy Statement

Annual Report on Form 10-K/A

We have made available or enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Annual Report on Form 10-K/A for the year ended December 31, 2012, without exhibits. You may access the exhibits described in the Form 10-K/A through our website at www.allscripts.com or obtain a copy of the exhibits for a fee upon request. To request a copy of such exhibits, please contact Richard J. Poulton, Chief Financial Officer and Secretary, Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This proxy statement and form of proxy are first being sent to stockholders on or about April 9, 2013.

PROXY STATEMENT

INTRODUCTION

This proxy statement contains information related to the annual meeting of stockholders of Allscripts Healthcare Solutions, Inc. (“Allscripts” or the “Company”) to be held on May 21, 2013, beginning at 9:00 a.m., central time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. The proxy statement was prepared under the direction of Allscripts’ board of directors to solicit your proxy for use at the annual meeting. It will be made available and mailed to stockholders on or about April 9, 2013.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING

When and where is the annual meeting?

The 2013 Annual Meeting of Stockholders will be held on May 21, 2013, at 9:00 a.m., central time, at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

What am I voting on?

We are soliciting your vote on the following:

1.	to elect the eight director nominees named in the proxy statement to serve until the 2014 Annual Meeting of Stockholders;

2.	to approve an amendment and restatement of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan” and, as amended and restated, the “Amended and Restated 2011 Stock Incentive Plan”) to, among other things, increase the number of shares available for grant thereunder by 2,500,000;

3.	to approve, on an advisory basis, the compensation of the company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosures, set forth in this Proxy Statement;

4.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

5.	to transact any and all other business that may properly come before the annual meeting or any adjourned session of the annual meeting.

How does the Allscripts’ board of directors recommend that stockholders vote?

Allscripts’ board of directors has recommended that Allscripts stockholders vote FOR the election of each director nominee, FOR the approval of the amendment and restatement of the 2011 Stock Incentive Plan, FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, and vote FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Black and Poulton.

Who may vote?

Allscripts stockholders at the close of business on March 25, 2013, the record date for the 2013 annual meeting, are entitled to vote. On that date, there were 177,091,100 shares of Allscripts common stock outstanding.

How many votes do I have?

Each share that you own of Allscripts common stock entitles you to one vote.

How do I vote?

Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. We encourage you to authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Paul M. Black, President and Chief Executive Officer, and Richard J. Poulton, Chief Financial Officer, to vote for the items discussed in these proxy materials and any other matter that is properly raised at the annual meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the approval of the amendment and restatement of the 2011 Stock Incentive Plan, FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013, and vote FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Black and Poulton.

May I revoke my proxy?

Yes. You may revoke your proxy at any time before it is exercised in one of four ways:

1.	by sending a written notice to the corporate secretary of Allscripts that is received prior to the annual meeting stating that the Allscripts stockholder revokes his or her proxy;

2.	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the annual meeting;

3.	by logging onto the Internet website specified on the proxy card in the same manner a stockholder would to submit his or her proxy electronically or by calling the toll-free number specified on the proxy card prior to the annual meeting, in each case if the Allscripts stockholder is eligible to do so and following the instructions on the proxy card; or

4.	by attending the annual meeting and voting in person.

Simply attending the annual meeting will not revoke a proxy. However, if an Allscripts stockholder holds shares in “street name” by his or her broker and has directed such person to vote his or her shares, he or she should instruct such person to change his or her vote.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding as of the record date constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the annual meeting.

Abstentions and broker non-votes are counted as “shares present” at the annual meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a bank or broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals. “Routine” matters include Proposal 4 relating to the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm. Other than Proposal 4, all other proposals set forth in this Proxy Statement are not considered routine matters and brokers may not vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

What vote is required to approve the proposals?

Election of Directors: A majority of the votes cast will elect directors. This means that a nominee will be elected if the number of shares voted FOR that nominee exceeds the number of shares voted AGAINST that nominee (with stockholder abstentions and broker non-votes not counted as a vote cast either FOR or AGAINST that director’s election). A stockholder abstention and a broker non-vote with respect to any nominee will have no effect on that nominee’s election.

If any nominee is an incumbent director and fails to receive a majority of the votes cast with respect to his nomination, he must tender his resignation as director, and such resignation will be considered by the Board of Director’s Nominating and Governance Committee in accordance with the requirements of the Company’s Corporate Governance Guidelines.

Approval of the amendment and restatement of the 2011 Stock Incentive Plan: Approval of the amendment and restatement of the 2011 Stock Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. A stockholder abstention will have the effect of a vote against the approval of the amendment and restatement, but a broker non-vote will have no effect.

Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in this Proxy Statement: Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement, requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. A stockholder abstention will have the effect of a vote against the approval of the proposal, but a broker non-vote will have no effect.

Ratification of the Appointment of the Independent Registered Public Accounting Firm: Although we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013 requires the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting. A stockholder abstention will have the effect of a vote against the ratification of the appointment of Ernst & Young LLP.

How do I submit a stockholder proposal?

The deadline has passed for submitting a proposal to be raised at the 2013 Annual Meeting of Stockholders. To submit a proposal to be included in our proxy statement for the 2014 Annual Meeting of Stockholders, you must submit a proposal no later than December 10, 2013. Your proposal must comply with the proxy rules of the Securities and Exchange Commission (the “SEC”). You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2014 Annual Meeting of Stockholders. We must receive your proposal in writing on or after December 22, 2013, but no later than January 21, 2014. To be properly brought before an annual meeting, our By-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting and the reasons for conducting such business at the meeting; (2) your name and address as they appear on our stock records and the name and address of (x) any person controlling, directly or indirectly, or acting in concert with, you, (y) any beneficial owner of shares of our stock owned of record or beneficially by you; and (z) any person controlling, controlled by or under common control with such person that is acting in concert with such person; (3) the class or series and number of shares of capital stock of Allscripts which are owned beneficially or of record by you or such associated person; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, you or such associated person with respect to any share of stock of Allscripts (which information shall be updated by you and such associated person, if any, as of the record date of the meeting not later than ten days after the record date for the meeting); (5) a description of all arrangements or understandings between you or such associated person and any other persons (including their names) in connection with your proposal of such business and any material interest you or such associated person has in such business; and (6) a representation that you or such associated person intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Who pays to prepare, mail and solicit the proxies?

The Company has engaged MacKenzie Partners Inc. to assist in distributing and soliciting proxies for a customary fee expected to be approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. We will pay the entire cost of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

Who can answer my questions?

If you have any questions about the annual meeting, please contact us at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654; telephone: (312) 506-1213 or MacKenzie Partners, Inc. at 105 Madison Avenue, New York, New York 10016; telephone: (212) 929-5500.

PROPOSAL 1—ELECTION OF DIRECTORS

The board of directors proposes, based on the recommendation of the Nominating and Governance Committee, the nominees listed below to be elected for a new term expiring at the 2014 annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal.

The following professional biographies set forth the names of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with Allscripts presently held by them and the date on which they were first elected or appointed as directors, in each case as of April 9, 2013, based on information furnished by them. The professional biography of each of the directors also contains information regarding some of the experiences, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director of Allscripts. In addition to the individual experiences and attributes of each of the directors described in the following professional biographies, Allscripts highly values the collective experiences and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors results in a board of directors with the commitment and energy to advance the interests of our stockholders.

Your shares will be voted in person at the annual meeting as you specify on the enclosed proxy card, by telephone or Internet voting. If you return a signed proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each director nominee. If any of the director nominees is unable or fails to stand for election, the persons named in the proxy presently intend to vote your shares FOR a substitute nominee nominated by the board. The board does not anticipate that any nominee will be unable to serve.

Stuart L. Bascomb, 71, was elected to our board of directors in June 2012. Mr. Bascomb currently serves as Chairman Emeritus of Qualsight, Inc., a Chicago, Illinois based company that manages laser vision correction surgery services. From 2004 through 2012 Mr. Bascomb was Chairman and Chief Executive Officer of Qualsight, Inc. From 1989 to 2004, Mr. Bascomb held various management and executive positions (including as Chief Financial Officer and as Executive Vice President of Sales, Client Services and Provider Relations) at Express Scripts, Inc., a public company focusing on pharmacy benefit manager services, and served as a director from 2000 to 2004. From 1976-1989, Mr. Bascomb held several management positions (including as Chief Financial Officer and Executive Vice President) at the business unit and corporate levels of Medicare-Glaser Corp., a public retail pharmacy company. Mr. Bascomb also served on the board of directors of Medicare-Glaser Corp. The board has concluded that Mr. Bascomb should continue to serve as a director of Allscripts in part due to his financial and accounting experience, and his experience in the healthcare industry.

Paul M. Black, 54, was appointed to our board of directors in May 2012. In December 2012 Mr. Black became our President and Chief Executive Officer. Before joining Allscripts, Mr. Black served as Operating Executive of Genstar Capital, LLC, a private equity firm, and Senior Advisor at New Mountain Finance Corporation, an investment management company. From 1994 to 2007, Mr. Black served in various executive positions (including Chief Operating Officer from 2005 to 2007) at Cerner Corporation, a healthcare information technology company. Mr. Black also currently serves a director of Haemonetics Corporation, a public medical device company, and of several private companies in the healthcare and software industries. He also is a member of the board of directors of Truman Medical Centers. The board has concluded that Mr. Black should continue to serve as a director of Allscripts in part due to his role as our Chief Executive Officer and his experience in the healthcare information technology industry.

Dennis H. Chookaszian, 69, was appointed to our board of directors in September 2010 and appointed to serve as chairman of our board of directors in April 2012. Mr. Chookaszian served as Chairman of the Financial Accounting Standards Advisory Council (FASAC), the advisory council to the Financial Accounting Standards Board (FASB), from January 2007 until December 2011. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the on-line management of 401(k) plans. Mr. Chookaszian served as Chairman and Chief Executive Officer of CNA

Insurance Companies from 1992 to 1999. During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels, including President and Chief Operating Officer from 1990 to 1992 and Chief Financial Officer from 1975 to 1990. Mr. Chookaszian currently serves as a director of CME Group, Inc., Career Education Corporation, and Internet Patents Corp. and, within the past five years, has served as a director of Sapient Corporation and LoopNet. Mr. Chookaszian is a registered certified public accountant. The board of directors concluded that Mr. Chookaszian should continue to serve as a director of Allscripts in part due to his experience in finance and accounting, along with his wide range of business experience as a chief executive officer and public company board member.

Robert J. Cindrich, 69, was appointed to our board of directors in May 2012. Mr. Cindrich formerly served as a senior advisor to the Office of the President of the University of Pittsburgh Medical Center (UPMC). From 2004 through 2010, Mr. Cindrich was Senior Vice President and Chief Legal Officer of UPMC. From 1994 through 2004, Mr. Cindrich served as a judge of the United States District Court for the Western District of Pennsylvania. Prior to that appointment, he practiced law in both the government and private sectors, including service as the United States Attorney for the Western District of Pennsylvania. Mr. Cindrich currently serves as a director of Mylan Inc. The board has concluded that Mr. Cindrich should continue to serve as a director of Allscripts in part due to his knowledge of the healthcare industry through his experience at UPMC and his many years of legal experience.

Michael A. Klayko, 58, currently serves as Chief Executive Officer of MKA Capital, an investment company focusing on technology investments. Previously he was Chief Executive Officer of Brocade Communications Systems, Inc., a comprehensive network solutions provider, from January 2005 to January 2013. Additionally, Mr. Klayko has held executive positions at Rhapsody Networks (Chief Executive Officer), McDATA (Executive Vice President), EMC (Senior Vice President of Sales), HP and IBM. Mr. Klayko brings 35 years of experience in the storage, computer, and telecommunications industry. Mr. Klayko was recommended to the Nominating and Governance Committee by the Company’s Chief Executive Officer. The board has concluded that Mr. Klayko should serve as a director of Allscripts in part due to his executive leadership experience and his experience in the technology industry.

Anita V. Pramoda, 38, currently serves as the Chief Executive Officer of TangramCare. Previously Ms. Pramoda served as the Chief Financial Officer at Epic Systems Corporation from 2009 to January 2012. She also served as the Chief Financial Officer of Ontech Operations, Inc. from 2006 to 2008. Ms. Pramoda was recommended to the Nominating and Governance Committee by a stockholder of the Company. The board has concluded that Ms. Pramoda should serve as a director of Allscripts in part due to her financial and accounting experience and her experience in the healthcare industry.

David D. Stevens, 60, was elected to our board of directors in June 2012. Mr. Stevens currently serves as a private advisor and investor in private equity and, from 2004 to the present, as a director of Wright Medical Group, Inc., a public company which designs, manufactures and distributes orthopedic implants and instrumentation, as well as of several privately-held healthcare companies. From 2005 to 2006, Mr. Stevens served as Chief Executive Officer of Accredo Health Group, Inc., a subsidiary of Medco Health Solutions, Inc. From 1996 to 2005, Mr. Stevens was the Chairman of the Board and Chief Executive Officer of Accredo Health, Inc. Mr. Stevens was the President and Chief Operating Officer of the predecessor companies of Accredo Health, Inc. from their inception in 1983 until 1996. From 2006 until 2012, Mr. Stevens served as a director of Medco Health Solutions, Inc. and from 2004 until 2012, as a director of Thomas & Betts Corporation, both public companies. The board has concluded that Mr. Stevens should continue to serve as a director of Allscripts in part due to his financial and accounting experience, and his experience in the healthcare industry.

Ralph H. “Randy” Thurman, 63, was elected to our board of directors in June 2012. Mr. Thurman serves as a private advisor and investor in private equity and since 2012 has been Executive Chairman of CogentHMG, a privately-held healthcare technology company. From 2008 to 2011, Mr. Thurman served as Executive Chairman of the Board of CardioNet Inc. and as its interim CEO from 2009 to 2010. From 2001 to 2007, Mr. Thurman was

Founder, Chairman and Chief Executive Officer of VIASYS Healthcare Inc., a diversified, healthcare technology company. VIASYS was acquired by Cardinal Healthcare Inc. in 2007 and Mr. Thurman subsequently served as a consultant for Cardinal through 2008. From 1997 to 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately-held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1997, Mr. Thurman was Chairman and Chief Executive Officer of Corning Life Sciences, Inc. and from 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman currently serves as a director of Arno Pharmaceuticals Inc., and previously served as Chairman of the Board at Enzon, Inc., a public biotechnology company, and several additional public and private companies. The board has concluded that Mr. Thurman should continue to serve as a director of Allscripts in part due to his experience in the healthcare industry.

The board of directors recommends a vote FOR each of the nominees for director.

CORPORATE GOVERNANCE MATTERS

Governance

Code of Conduct

Allscripts has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. Our Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in Allscripts’ best interest. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of our Code of Conduct, on our website at www.allscripts.com. Stockholders may request a written copy of the Code of Conduct by contacting our Chief Financial Officer and Secretary, Richard J. Poulton, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Board Leadership

Currently, Mr. Chookaszian serves as our Chairman of the Board. The board of directors believes that having separate individuals serving in the roles of Chairman and Chief Executive Officer enhances the Chairman’s and Chief Executive Officer’s abilities to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions of the board of directors.

Board’s Role in Risk Oversight

The board of directors’ involvement in risk oversight includes both formal and informal processes and involves the board of directors and committees of the board of directors. On a periodic basis, when determined by the board of directors or by Allscripts’ management to be advisable, the board of directors or selected committees of the board of directors will undertake a formal enterprise risk assessment at which risks facing Allscripts and associated responses are evaluated in detail. The board of directors expects to conduct enterprise risk assessments on a periodic basis as determined to be appropriate.

The board of directors and committees of the board of directors are also involved in risk oversight on a more informal basis at regular board and committee meetings. The Audit Committee receives materials on a quarterly basis to address the identification and status of risks to Allscripts, including financial risks and litigation claims and risks. At meetings of the full board of directors, these risks are identified to board members, and the Chairman of the Audit Committee reports on the activities of the Audit Committee regarding risk analysis. The other committees of the board of directors also consider and address risk as they perform their respective responsibilities, and such committees report to the full board of directors from time to time as appropriate, including whenever a matter rises to the level of a material or enterprise level risk. The board of directors also receives regular financial and business updates from senior management, which updates involve detailed reports on financial and business risks facing Allscripts when applicable.

Risk Management and Compensation

The Company compensates its employees with base salaries along with incentive programs designed to encourage behavior which is supportive of the long-term interests of the corporation. In 2013, the Company performed a review of its compensation policies and programs to determine whether such policies and programs encourage unnecessary or inappropriate risk-taking by the Company’s employees. In connection with this review, management and our independent compensation consultant, Frederic W. Cook & Co., Inc., reviewed the risks associated with the Company’s compensation policies and programs, including risks under the Company’s various incentive programs associated with the form in which compensation is paid (i.e., fixed v. variable), performance metrics, payout opportunities as well as payment timing and adjustment provisions. Based on this review, the Company concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.

Director Independence

A majority of our current directors qualify as “independent” in accordance with the listing requirements of NASDAQ. The NASDAQ definition of independence includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. The board has considered the independence of each director currently serving on the board, each director nominee and each director who served Allscripts during 2012 and the board has made a subjective determination as to Messrs. Bascomb, Chookaszian, Cindrich, Fife, Gamache, Green, Kangas, Klayko, Kluger, Stevens and Thurman, Ms. Burzik and Ms. Pramoda, who have each been determined to be “independent” within the meaning of independence under the listing standards of NASDAQ, that no relationships exist or existed while such director served on the board which, in the opinion of the board, would interfere or interfered with the exercise of independent judgment in carrying out their responsibilities as a director. In making these determinations, the board reviewed and discussed information provided by each director and by Allscripts with regard to each director’s business and personal activities as they may relate to Allscripts and Allscripts’ management.

Recent Governance Changes

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Adoption of Majority Voting Standard—On February 8, 2013 our board of directors amended the Company’s By-Laws and revised its Corporate Governance Guidelines. The amendments to the Company’s By-Laws revise the voting standard for the election of directors to provide that (i) in an uncontested election, each director will be elected by the vote of a majority of the votes cast with respect to his or her election, and (ii) in an election where the number of nominees exceeds the number of directors to be elected, each director will be elected by a plurality of the votes cast. In addition, as a result of the amendments to the Company’s Corporate Governance Guidelines, any nominee for director who is an incumbent director and fails to receive a majority of the votes cast with respect to his or her nomination in an uncontested election must tender his or her resignation as director. Any such resignation will be considered by the Board of Director’s Nominating and Governance Committee, which will recommend to the board of directors whether to accept or reject the resignation offer, or whether other action should be taken. The board of directors is required to act on the recommendation within 120 days following certificate of the stockholders’ vote and to promptly disclose its decision. Any director who tenders his or her resignation pursuant to the policy will not be permitted to participate in the recommendation of the Nominating or Governance Committee or the decision of the board of directors with respect to his or her resignation.

•

Expiration of Stockholder Rights Plan—On May 5, 2012, our board of directors adopted a stockholders rights plan and declared a dividend distribution of one right (each, a “Right”) for each outstanding share of the Company’s common stock. Each Right entitles its holder, under certain circumstances, to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock of the Company at an exercise price of $45.00 per Right, subject to adjustment. Our board of directors expects the stockholder rights plan to expire under its original terms on May 6, 2013, without being renewed.

Stock Ownership and Trading Policies

All non-employee directors are required to achieve ownership of $300,000 in value of Allscripts common stock, which is five times the basic annual cash retainer for service as a director. In addition, our directors, officers and employees are prohibited from engaging in hedging or monetization transactions, including short sales or transactions in publicly traded options, and are generally prohibited from pledging Company securities as collateral.

Meetings and Committees of the Board of Directors

Board Composition and Meetings

Our board currently consists of six members. During the year ended December 31, 2012, our board met thirty-five times. In addition to meetings of the full board, directors attended meetings of the board committees. During the year ended December 31, 2012, all board members attended at least 75% of the board meetings and requisite committee meetings during the period of their service. Allscripts has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a charter approved by the board.

Audit Committee

The Audit Committee of the Company’s Board of Directors has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for ensuring the integrity of the financial information reported by Allscripts. In accordance with its written charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, approves the scope of annual audits performed by the independent registered public accounting firm and reviews the results of those audits. In addition, the Audit Committee oversees the accounting and financial reporting process of Allscripts and meets with management, the independent registered public accounting firm and Allscripts internal staff to review audit results and opinions, as well as financial, accounting and internal control matters. The Audit Committee also is responsible for reviewing all related party transactions and has the authority to approve all such transactions.

The current members of the Audit Committee are Stuart L. Bascomb, Robert J. Cindrich and David D. Stevens. Mr. Bascomb serves as the Chairman of the Audit Committee. The board of directors has determined that each of the members of the Audit Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. In addition, the board has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the board has determined that Mr. Bascomb is an “audit committee financial expert” under the rules of the SEC. The Audit Committee has adopted a charter that specifies the composition and responsibilities of the committee. A copy of the Audit Committee Charter is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Chief Financial Officer and Secretary, Richard J. Poulton, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. During the year ended December 31, 2012, the Audit Committee met twenty-five times.

Compensation Committee

The Compensation Committee determines executive officers’ salaries, bonuses and other compensation and administers our 2011 Stock Incentive Plan, the Amended and Restated 1993 Stock Incentive Plan, our 2001 Non-statutory Stock Option Plan and the Eclipsys equity plans. Additionally, the Compensation Committee makes recommendations to the board regarding the compensation of non-employee directors.

During 2012, Philip D. Green, Edward A. Kangas, Michael J. Kluger, Ralph H. Thurman and Mr. Black each served on the Compensation Committee, with Mr. Black only serving during the period in which he was a non-employee director. Mr. Thurman joined the Compensation Committee following his election to serve on the Board of Directors and replaced Mr. Kluger, while Mr. Black joined the Compensation Committee in May 2012 and replaced Mr. Kangas. The Compensation Committee has adopted a charter that specifies the composition and responsibilities of the Compensation Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Chief Financial Officer and Secretary, Richard J. Poulton, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. During the year ended December 31, 2012, the Compensation Committee met seven times.

The Compensation Committee periodically reviews the compensation program for non-employee directors in comparison to the practices of a peer group. Based upon this review, the Compensation Committee may recommend to the board adjustments to the compensation of non-employee directors to bring director compensation in line with competitive practices. The pay objective for non-employee directors is to provide a competitive level and mix of pay that enhances Allscripts’ ability to attract and retain highly qualified directors. For additional information regarding the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Governance Committee

The Nominating and Governance Committee leads the board in its annual review of the board’s performance; reviews and assesses succession planning; and makes recommendations to the board with respect to the assignment of individual directors to various committees. In addition, the Nominating and Governance Committee assists the board of directors in identifying qualified individuals to become board members, and to recommend to the board certain director nominees for the next annual meeting of stockholders. The Nominating and Governance Committee has adopted a charter that specifies its composition and responsibilities, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Chief Financial Officer and Secretary, Richard J. Poulton, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

The current members of the Nominating and Governance Committee are Robert J. Cindrich, Dennis H. Chookaszian and David D. Stevens, with Mr. Stevens serving as Chairman. The board of directors has determined that each of the current members of the Nominating and Governance Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. During the year ended December 31, 2012, the Nominating and Governance Committee met eight times.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Chief Financial Officer and Secretary, Richard J. Poulton, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. In accordance with the policy adopted by our non-management directors, our Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

The Nominating and Governance Committee has responsibility, as detailed above, for the proposal of nominees for service as directors. The Nominating and Governance Committee will consider recommendations offered by stockholders in accordance with our By-laws. Individuals are selected as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, diversity, ability to understand our business and willingness to devote the necessary time to board duties. While the Nominating and Governance Committee believes that a diversity of perspectives is an important consideration when evaluating new candidates, the Nominating and Governance Committee has focused on specific healthcare and related industry experiences when evaluating new candidates for the board. The effectiveness of the nomination process is evaluated by the board each year as part of its annual self-evaluation and less formally by the Nominating and Governance Committee as it evaluates and identifies director candidates. An existing director’s qualifications in meeting these criteria are considered each time such director is re-nominated for board membership. Assuming that appropriate biographical and background information is provided to the applicable nominating committee, such committee would apply the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

The nominating committee may hire outside advisors to assist in identifying and/or evaluating potential director nominees. The committee utilized a search firm to assist in identifying director candidates and assessing qualifications for the upcoming annual meeting of stockholders. If you wish to recommend a nominee for director for the 2014 Annual Meeting of Stockholders, pursuant to our By-laws, our Secretary must receive your written nomination on or after December 22, 2013, but no later than January 21, 2014. You should submit your proposal to the Chief Financial Officer and Secretary, Richard J. Poulton, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. Our By-laws require that you provide: (a) as to each person whom you propose to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of Allscripts which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the proxy rules of the SEC; and (b) as to you (i) your name and record address and the name and record address of any associated person on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of Allscripts which are owned beneficially or of record by you or such associated person, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, you or such associated person with respect to any share of stock of Allscripts (which information shall be updated by you and such associated person, if any, as of the record date of the meeting not later than ten days after the record date for the meeting), (iv) a description of all arrangements or understandings between you or such associated person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by you, (v) a representation that you are a holder of record of stock of Allscripts entitled to vote at such meeting and intend to appear in person or by proxy at the annual meeting to nominate the persons named in your notice and (vi) any other information relating to you or such associated person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the proxy rules of the SEC. Such nomination must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in our By-laws.

Attendance at Annual Meeting

All members of our board of directors are invited to attend our annual meeting of stockholders. Their attendance, however, is not required. Last year, Messrs. Black, Chookaszian, Cindrich, Green, Kluger, Stevens, Thurman and Tullman represented the board at our annual meeting of stockholders.

Director Compensation

2012 Non-Employee Director Compensation Table

The following table provides information regarding the compensation of our non-employee directors for 2012. Mr. Paul M. Black was appointed to serve as a non-employee member of our Board of Directors in May 2012 and was appointed to the position of President and Chief Executive Officer of the Company in December 2012. The compensation received by Mr. Black while he served as a non-employee director as well as the compensation received by him as an executive officer of the Company is reported in the 2012 Summary Compensation Table.

Name	Retainer Earned or Paid in Cash (1)	Stock Awards (2)	Total
Stuart L. Bascomb (3)	$76,407	$200,008	$276,415
Catherine M. Burzik (4)	$26,786	$0	$26,786
Dennis H. Chookaszian	$222,533	$200,008	$422,541
Robert J. Cindrich (5)	$103,413	$200,008	$303,421
Eugene V. Fife (6)	$28,121	$0	$28,121
Marcel L. “Gus” Gamache (7)	$111,370	$0	$111,370
Philip D. Green (8)	$132,500	$200,008	$332,508
Edward A. Kangas (6)	$55,495	$0	$55,495
Michael J. Kluger (9)	$105,405	$200,008	$305,413
David D. Stevens (3)	$71,762	$200,008	$271,770
Ralph H. Thurman (3)	$59,637	$200,008	$259,645

(1)	This column reports the amount of cash compensation earned by each director during 2012 for his or her Board and committee service. As further described below in the subsection entitled “Director Compensation,” non-employee directors may elect to convert all or a portion of their cash compensation into fully vested deferred stock units (DSU). During 2012, DSUs were issued to the following directors in lieu of cash compensation:

Name	Aggregate DSUs Issued in Lieu of Cash Compensation	Fair Value on Date of Grant
Philip D. Green	5,064	$59,984
Michael J. Kluger	1,728	$22,439

(2)	The amounts shown in this column represent the restricted stock unit awards granted in 2012. The amounts shown are valued based on the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). A description of annual awards granted to non-employee directors is included in the subsection below entitled “Director Compensation.” See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2012 for additional information regarding the application of FASB ASC Topic 718 in 2012. The aggregate number of equity awards outstanding, including DSUs issued in lieu of cash compensation, as of December 31, 2012 for each of the directors as of such date are as follows:

Name	Aggregate Option Awards Outstanding	Aggregate RSU/DSU Awards Outstanding
Stuart L. Bascomb	0	18,299
Catherine M. Burzik	0	0
Dennis H. Chookaszian	0	35,595
Robert J. Cindrich	0	18,299
Eugene V. Fife	0	15,387
Marcel L. “Gus” Gamache	0	0
Philip D. Green	0	41,861
Edward A. Kangas	0	0
Michael J. Kluger	0	12,764
David D. Stevens	0	18,299
Ralph H. Thurman	0	18,299

(3)	Messrs. Bascomb, Stevens and Thurman were elected as directors at the Company’s 2012 Annual Meeting of Stockholders.

(4)	Ms. Burzik ceased serving as a member of the Board of Directors on April 26, 2012.

(5)	Mr. Cindrich was appointed to serve as a member of the Board of Directors on May 12, 2012 and elected to continue serving as a non-employee director at the Company’s 2012 Annual Meeting of Stockholders.

(6)	Messrs. Fife and Kangas ceased serving as members of the Board of Directors on April 25, 2012.

(7)	Mr. Gamache did not seek re-election and therefore ceased serving as a member of the Board of Directors on June 15, 2012.

(8)	Mr. Green ceased serving as a member of the Board of Directors on January 7, 2013.

(9)	Mr. Kluger ceased serving as a member of the Board of Directors on August 21, 2012.

Director Compensation

Our Compensation Committee is responsible for reviewing and approving the compensation program for our non-employee directors. The Compensation Committee utilizes a combination of cash and equity as a way to attract and retain qualified directors. In 2012, our compensation program for non-employee directors included the following elements of compensation:

•	a cash retainer for annual service on our Board;

•	additional cash retainers for annual service as committee chairs; and

•	an annual restricted stock unit grant.

Cash Compensation

For 2012, the annual retainer paid to non-employee directors was $60,000, payable on a quarterly basis. Non-employee directors also receive a retainer of $2,000 for attendance at board meetings in excess of ten per year and $1,500 for attendance at each committee meeting. The Chairman of the Board of Directors receives an additional annual fee in the amount of $100,000 payable in equal quarterly installments. The chairs of the Audit, Compensation and Nominating and Governance Committees receive an additional annual retainer of $20,000, $20,000 and $10,000, respectively, for their services as chairman of the respective committees. The committee chairman retainer is payable in equal quarterly installments. Prior to the beginning of each calendar year, non-employee directors may elect to receive all or a portion of their quarterly cash retainer payment in the form of DSUs. DSUs represent the right to receive shares of our common stock at the time that the director’s Board service ends. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of our common stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully vested. In addition, each non-employee director is reimbursed for expenses incurred when attending board and committee meetings and other board-related activities.

Equity Compensation

Under our 2011 Stock Incentive Plan, non-employee directors are eligible to receive equity awards in the form of stock options, restricted stock or restricted stock units at the discretion of the board of directors or the Compensation Committee. For 2012, the value of each annual equity award was approximately $200,000, delivered in the form of RSUs which vest on a monthly basis or, if earlier, upon a change of control of Allscripts. The distribution of shares of common stock underlying the RSUs is deferred until the earlier to occur of the director’s termination of service with the board or a change of control of Allscripts. Annual director equity awards are granted immediately following the annual meeting to coincide with the commencement of director terms. In connection with his appointment to the position of President and Chief Executive Officer of the Company, Mr. Black agreed to forfeit the portion of the award that was scheduled to vest after he became an employee of the Company.

Executive Officers

Following is certain information about the executive officers of Allscripts as of March 25, 2013, based on information furnished by them.

Paul M. Black, 54, became Allscripts’ President and Chief Executive Officer in December 2012, after serving on our board of directors for seven months. Before joining Allscripts, Mr. Black served as Operating Executive of Genstar Capital, LLC, a private equity firm, and Senior Advisor at New Mountain Finance Corporation, an investment management company. From 1994 to 2007, Mr. Black served in various executive positions (including Chief Operating Officer from 2005 to 2007) at Cerner Corporation, a healthcare information technology company. Mr. Black also currently serves a director of Haemonetics Corporation, a public medical device company, and of several private companies in the healthcare and software industries. He also was chairman of the board of directors of Truman Medical Centers.

Richard J. Poulton, 47, joined Allscripts as our Chief Financial Officer in October 2012, and is responsible for Allscripts’ financial operations. Prior to joining Allscripts, Mr. Poulton served as the Chief Financial Officer and Treasurer for AAR Corp., a provider of products and services to commercial aviation and government/defense industries. He joined AAR in 2006 and served as Vice President of Acquisitions and Strategic Investment prior to becoming CFO and Treasurer. Mr. Poulton also spent more than ten years at UAL Corporation in a variety of financial and business development roles including Senior Vice President of business development as well as President and CFO of the company’s client focused Loyalty Services subsidiary. Poulton also served as Vice President of Finance for online retailer Ourhouse.com from 1999 to 2000. From 1988 to 1994, he held positions of increasing responsibility in the audit practice of Arthur Andersen & Co., LLP.

Clifford B. Meltzer, 57, joined Allscripts in July 2011 and is our Executive Vice President, Solutions Development. Mr. Meltzer leads all product development for the Company, focusing on product integration and creating a world-class product development organization driving our strategic technology development vision. Prior to joining Allscripts, Mr. Meltzer served as the Chief Development Officer for CA Technologies, an enterprise information technology management software and solutions company, since June 2010 where he led a 1,400 person development team. He originally joined CA Technologies in October 2009 as Corporate Senior Vice President and General Manager of the Service Business Assurance Business Unit. Previously he served Apple, Inc. as Vice President, CPU SW Mac Hardware Engineering from May 2008 through October 2009 and he served Cisco Systems, Inc. as Senior Vice President/General Manager, Network Management Technology Group from October 2003 through April 2008.

Dennis M. Olis, 50, joined Allscripts in November 2012 as our Senior Vice President of Operations. Prior to joining Allscripts, Mr. Olis served Motorola Mobility LLC, a provider of mobile communication devices, video and data delivery solutions, for 28 years. His most recent role was Corporate Vice President, Mobile Device Operations. Previously, he was Corporate Vice President of Finance, Research & Development, Portfolio Management, and Planning from 2007 to 2009.

Stephen E. Shute, 41, joined Allscripts in July 2011 as our Executive Vice President, Sales & Services. Previously, Mr. Shute served IBM Corporation for 14 years where he held numerous senior executive leadership positions, both domestically and internationally. He began his most recent role as Vice President of Worldwide Sales for Enterprise Content Management in January 2011. Previously, he was Vice President, Software Sales and Marketing, Midwest from January 2010 through January 2011, Vice President, Marketing, North America from January 2009 through December 2009, Vice President, Software—West Region from January 2008 through January 2009, and Vice President, Software—Europe, Middle East and Africa from July 2005 through December 2007.

Deborah D. Snow, 48, joined Allscripts in January 2010 and serves as the Senior Vice President of Culture and Talent. Prior to leading the Culture and Talent global team, Deborah established and led Centers of Excellence in the organization, including Compensation, Benefits, Operations, Employee Relations, and Project Management Office. Most recently, she worked at Cisco Systems, a designer, manufacturer and seller of networking and communications technology, in Sales where she led an early-in-career sales training program, the Cisco Sales Associates Program from 2007—2010. Prior to Cisco, from 1998—2007, she worked at Bank of America where she served as Senior Vice President, Business Transformation, eCommerce, where she led portfolios of technology change in the Consumer, Small Business, Corporate, and Commercial Banks.

Ownership of Allscripts Common Stock

The following table sets forth the number of shares of Allscripts common stock beneficially owned as of March 25, 2013 by:

•	our “Named Executive Officers” or “NEOs;”

•	each director serving as of March 25, 2013 and each director nominee;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the SEC.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and includes shares of common stock which the individual has the right to acquire within 60 days through the exercise of stock options and warrants, vesting of restricted stock units or the settlement of deferred stock units (“DSUs”). These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 177,091,100 total shares of Allscripts common stock outstanding as of March 25, 2013. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors (1)	Shares of Common Stock Beneficially Owned	Options Exercisable, Stock Award Vesting, and Deferred Stock Units Convertible Within 60 days	Total	Percent of Class
Paul M. Black	43,430	0	43,430	*
Glen E. Tullman	196,080	0	196,080	*
Richard J. Poulton	0	0	0	*
W. David Morgan	0	65,082	65,082	*
William J. Davis	92,064	0	92,064	*
Lee A. Shapiro	215,383	155,876	371,259	*
Diane K. Adams	53,140	0	53,140	*
Clifford B. Meltzer	0	0	0	*
Stephen E. Shute	5,855	0	5,855	*
Stuart L. Bascomb	23,725	4,574	28,299	*
Dennis H. Chookaszian	71,021	4,574	75,595	*
Robert J. Cindrich	22,825	4,574	27,399	*
Michael A. Klayko (2)	5,000	0	5,000	*
Anita V. Pramoda	0	0	0	*
David D. Stevens	53,325	4,574	57,899	*
Ralph H. Thurman	17,725	4,574	22,299	*
All directors, director nominees, and current executive officers as a group (13 persons)	242,906	31,083	273,989	*

5% Stockholders	Shares of Common Stock Beneficially Owned	Percent of Class
HealthCor Management, L.P. (3)	15,996,910	9.3%
BlackRock, Inc. (4)	15,577,724	9.1%
Wellington Management Company, LLP (5)	15,688,407	9.1%

*	Amount represents less than 1% of our common stock.

(1)	Unless otherwise set forth in the following footnotes, the address of each beneficial owner is 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654.

(2)	The shares presented for Mr. Klayko are held in a family trust in which he shares voting and dispositive power.

(3)

This information is derived from a Schedule 13D/A filed by HealthCor Management, L.P. on December 21, 2012. According to the Schedule 13D/A, HealthCor Management, L.P. and certain affiliates had sole power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of no shares, shared power to vote or direct the vote of an aggregate of 15,996,910 shares, and shared power to dispose of or direct the disposition of an aggregate of 15,996,910 shares. The address for HealthCor Management, L.P. is 152 West 57th Street, 43rd Floor, New York, New York 10019.

(4)

This information is derived from a Schedule 13G/A filed by BlackRock, Inc. on January 31, 2013. According to the Schedule 13G/A, BlackRock, Inc. had sole power to vote or direct the vote of 15,577,724 shares, sole power to dispose of or direct the disposition of 15,577,724 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares. The address for BlackRock, Inc. is 40 East 52nd Street, New York, New York, 10022.

(5)	This information is derived from a Schedule 13G filed by Wellington Management Company, LLP on February 14, 2013. According to the Schedule 13G, certain subsidiaries of Wellington Management Company, LLP had sole power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of an aggregate of no shares, shared power to vote or direct the vote of 7,511,303 shares, and shared power to dispose of or direct the disposition of 15,688,407 shares. The address for Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts, 02210.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of Allscripts common stock with the SEC. Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, we believe that, during 2012 and through the date of this proxy statement, the following reports were not filed on a timely basis: Messrs. Meltzer and Shute, each with one report relating to disposition of shares to cover tax withholding obligations arising from the vesting of an award.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary of Compensation Discussion and Analysis

In order to understand the Company’s 2012 executive compensation program, it is necessary to understand the Company’s significant challenges and organizational transformation during 2012. None of the named executive officers appearing in the Company’s 2012 proxy statement remains employed by the Company. Only one Board member has served on the Company’s Board of Directors for more than one year. Following the departure of four Board members, including the Chairman, in April 2012, two new Board members, Mr. Black and Mr. Cindrich, were appointed to the Board in May 2012. Pursuant to an agreement with HealthCor Management, L.P., three new Board members, Mr. Bascomb, Mr. Stevens and Mr. Thurman, were elected to the Board by the stockholders in June 2012. Following the 2012 annual meeting, the Compensation Committee was comprised of Mr. Black, as chair, Mr. Green and Mr. Thurman. A number of the compensation decisions made in 2012 were determined prior to the 2012 annual meeting during a time of uncertainty for the Company and the changes in the composition of the Board in April 2012. Moreover, Mr. Davis, the Company’s Chief Financial Officer since 2002, resigned to take a position at a software company outside of the health care sector.

Following the April 2012 organizational changes, the Company announced initiatives to improve the Company’s financial performance, product delivery and client experience. Later in 2012, the Company announced that it was evaluating strategic alternatives. However, on December 19, 2012, the Board concluded that the best course for the Company was to develop Allscripts’ long-term potential under the direction of a new management team. As a result, the Company announced that Mr. Black was succeeding Mr. Glen Tullman in the position of Chief Executive Officer of the Company, and Mr. Lee Shapiro was stepping down from his position as President and Secretary of the Company. The Company is still implementing its initiatives and remains committed to improving financial performance, product delivery and client experience. The Company’s closing stock price on December 20, 2012 (the business day after the management changes described above) was $9.14; the Company’s closing stock price on April 5, 2013 was $12.78.

Throughout 2012, the Compensation Committee monitored the Company’s executive compensation program and, when it deemed appropriate, modified the program to respond to the changes at the Company. Specifically, during 2012, the Compensation Committee modified the Company’s executive compensation program to respond to its diminished ability to provide adequate incentives to program participants and to emphasize the long-term retention of key members of the Company’s senior management team. For example, at the beginning of 2012, the Compensation Committee approved the 2012 annual incentive plan based on the Board-approved budget for 2012. Following the announcement of the Company’s first quarter results, the Compensation Committee determined that the annual cash award opportunities under the 2012 annual incentive plan did not adequately serve as an incentive to participants since the performance targets were deemed to be unattainable with three more quarters remaining in the year and following no cash incentive payout for 2011 performance. The Compensation Committee also considered the retentive elements of the Company’s executive compensation program in light of the uncertainty at the Company following the departure of several members of the Board. Accordingly, the Compensation Committee began to evaluate alternative compensation designs to restore the incentive component of the executive compensation program and to further encourage the retention of key employees at the Company.

In May 2012, the Company established an incentive program for a group of ten of its executives, including the NEOs who were with the Company at the time of grant other than Mr. Tullman, the Chief Executive Officer at the time, and Mr. Morgan (the “2012 Incentive Program”). The 2012 Incentive Program was comprised of an award of service-based restricted stock units to retain the program participants’ services over the multi-year vesting period of the equity awards and a potential cash payment, with the cash payment contingent upon the achievement of a non-GAAP earnings per share target from June 1, 2012 through December 31, 2012. In August 2012, the Board approved 2012 incentive awards for Mr. Tullman comprised of a potential cash payment payable based on the achievement of strategic initiatives relating to cost synergies and an award of service-based and performance-based restricted stock units. Given the Company’s performance during 2012, Mr. Tullman’s August 2012 incentive awards were targeted to be significantly below the 25th percentile of the Company’s compensation peer group.

In connection with the hiring of Messrs. Black and Poulton, each received a combination of cash bonuses and equity awards as an inducement for them to join the Company, to retain their services over the multi-year vesting period of the equity awards, and motivate them to perform at a level necessary to implement the Company’s key strategic and financial initiatives. Approximately one-half of Mr. Black’s inducement equity incentive awards were structured to require improved relative total shareholder return compared to similar software and healthcare IT companies. In structuring Mr. Black’s new hire compensation package, the Board of Directors assigned significant value to Mr. Black’s knowledge of the Company and its industry. In addition, the Board of Directors approved up-front sign-on bonuses to compensate him for compensation forfeited at his prior employer and compensation forfeited in connection with his resignation from various boards of directors following his acceptance of his position with the Company. Each of the elements of the Company’s 2012 executive compensation program and awards are described in detail in this Compensation Discussion and Analysis.

For 2013, as part of its commitment to a pay-for-performance philosophy, the Compensation Committee has approved an annual bonus program with payouts payable based on the achievement of performance objectives relating to bookings, EBITDA and tactical imperatives. In addition, approximately one-half of the NEO equity awards will vest based on the Company’s TSR performance relative to a peer group of companies over a three-year performance period.

Corporate Governance Framework. The Compensation Committee engages in an ongoing review of the Company’s executive compensation and benefits programs to ensure that they support the Company’s compensation objectives, as described in “—Executive Pay Policy” below, and ultimately are aligned with the interests of our stockholders. In connection with this ongoing review, the Compensation Committee continues to revise the executive compensation program to implement and maintain what it believes to be are best practices with respect to executive compensation. Even in light of the substantial uncertainty and changes at the Company in 2012, the Compensation Committee remained committed to adhering to its corporate governance framework and approved 2012 amendments to the NEO employment agreements to ensure that any cash severance payable following a change of control is “double trigger.”

The Company’s executive compensation corporate governance framework includes the following practices, each of which reinforces our executive compensation objectives:

•	eliminating single trigger change of control benefits from NEO employment agreements and equity awards;

•

amending the NEO employment agreements in 2012 to ensure that any change of control cash payment is “double trigger,” by including the requirement that the executive must resign from employment within ten days after a change of control to receive any severance benefits in the event the executive is not offered a “Comparable Job” (as defined in each agreement);

•	eliminating tax gross-ups for severance payments resulting from a change of control of the Company for all of its named executive officers;

•	the Compensation Committee’s retention of the services of an independent executive compensation consultant who provides services directly to the Compensation Committee;

•	instituting an annual policy for say-on-pay vote, as recommended by our stockholders at our 2011 annual meeting;

•	establishing stock ownership guidelines for executives and non-employee directors;

•	amending the Company’s By-Laws and revising its Corporate Governance Guidelines in 2013 to adopt a majority voting standard for the election of directors;

•

our insider trading policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, including short sales or transactions in publicly traded options, and generally prohibits the pledging of Company securities as collateral; and

•

adopting a clawback policy in 2013 allowing the Company to recover incentive compensation paid to an executive officer that was calculated based on financial performance being revised in an accounting restatement.

Executive Pay Policy

The Compensation Committee seeks to establish and implement a compensation system for the Company’s executive officers that is performance-oriented and designed to meet the following objectives:

•	Enable the Company to attract, motivate and retain its executive officers by providing incentives which are competitive in the executive market;

•	Reward outstanding performance for an individual’s performance against corporate goals;

•	Provide long-term incentive compensation through equity grants;

•	Provide for compensation that is both externally competitive and internally equitable; and

•	Ensure our executive officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interest of our stockholders.

The principal components of the 2012 compensation program for the Company’s executive officers were base salary, cash incentive payments, and long-term equity-based compensation. In addition, Messrs. Black and Poulton received new hire cash and equity awards as an inducement for them to join the Company, with approximately half of Mr. Black’s CEO equity inducement award granted pursuant to a relative total shareholder return performance schedule rather than a time-vesting schedule. The Company also provides a 401(k) retirement savings plan with matching contributions, group health and welfare plans, group term life insurance and severance benefits upon a termination of employment under certain circumstances, including following a change of control of the Company. As described further below, Messrs. Tullman and Shapiro each received severance benefits, which were largely determined based on the termination without cause provisions included in their existing employment agreements. The Company does not maintain defined benefit pension plans for its executive officers because the Compensation Committee believes that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

2012 NEOs

As noted above, during 2012, there were a number of senior leadership changes to at the Company. For 2012, our named executive officers are: Paul M. Black, our current President and Chief Executive Officer; Mr. Richard J. Poulton, our current Chief Financial Officer; Diane K. Adams, our former Executive Vice President, Culture and Talent; Clifford B. Metzler, our Executive Vice President, Solutions Development; and Stephen E. Shute, our Executive Vice President, Sales & Services. Mr. Glen E. Tullman, our former Chief Executive Officer, Mr. Lee A. Shapiro, our former President and Secretary, Mr. William J. Davis, our former Chief Financial Officer and Mr. W. David Morgan, our current Senior Vice President, Finance and former Interim Chief Financial Officer, are also NEOs for 2012 in accordance with applicable SEC disclosure rules.

Consideration of Stockholder Say on Pay Vote

As noted above, in its compensation process, the Compensation Committee considers whether the Company’s executive compensation and benefits program are aligned with the long-term interests of the Company’s stockholders. In that respect, as part of its on-going review of the Company’s executive compensation program, the Compensation Committee considered the approval by approximately 88% of the votes cast for the Company’s “say on pay” vote at the Company’s prior annual meeting of stockholders and did not make any changes to the Company’s executive compensation program in response to such stockholder vote.

Compensation Procedures

Compensation Committee. During 2012, Philip D. Green, Edward A. Kangas, Michael J. Kluger, Ralph H. Thurman and Mr. Black each served on the Compensation Committee, with Mr. Black only serving during the period in which he was a non-employee director. Mr. Thurman joined the Compensation Committee following his election to serve on the Board of Directors and replaced Mr. Kluger, while Mr. Black joined the Compensation Committee in May 2012 and replaced Mr. Kangas. Given the changes in the Board composition during 2012, Mr. Green and Mr. Stevens, the Chairman of the Nominating and Governance Committee, led the negotiations of Mr. Black’s employment agreement and Mr. Thurman and Mr. Cindrich led the negotiations of the separation and consulting agreements with Messrs. Tullman and Shapiro. Currently the independent non-employee members of the Board are responsible for reviewing and approving the compensation of our NEOs and directors.

Role of Management. An objective of the executive compensation program is to align the executive compensation program with stockholders’ interests and our business strategy. The Compensation Committee believes this alignment can be best achieved by consulting with members of our senior management because of their familiarity with our day-to-day operations. As such, management provides the Compensation Committee with valuable insights into our day-to-day operations, what kinds of rewards and incentives are effective, and recommendations for compensation decisions. In 2012, the Compensation Committee consulted with Mr. Tullman and Ms. Adams in formulating compensation plans and members of that group attended Compensation Committee meetings. Following the departure of Mr. Tullman and Ms. Adams, the Compensation Committee has relied upon their replacement officers for day-to-day advice. While the Compensation Committee seeks the input of management in its compensation deliberations, the Compensation Committee regularly meets in executive session without any members of management and no executive officer participates in the Compensation Committee’s deliberations over any component of his or her own compensation.

Role of Compensation Consultant. In 2012, the Compensation Committee retained Frederic W. Cook & Co., Inc (“FW Cook”) to serve as its independent compensation consultant. FW Cook reports directly to the Compensation Committee and participates in committee meetings. FW Cook did not perform any other services for the Company in 2012 and, accordingly, the Compensation Committee determined that the services provided by FW Cook did not raise any conflicts of interest.

Specifically, the Compensation Committee’s compensation consultant:

•	Participates in the design of the Company’s director and executive compensation programs to help the Compensation Committee evaluate the linkage between pay and performance;

•

Provides and reviews market compensation and performance data and advises the Compensation Committee on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program;

•	Reviews and advises the Compensation Committee regarding the elements of the Company’s executive compensation program, equity grant and dilution levels, each as relative to the Company’s peers;

•	Reviews and advises the Compensation Committee regarding regulatory, disclosure and other technical matters; and

•	Reviews and advises the Compensation Committee regarding the Company’s compensation risk assessment procedures.

Market Analysis. The Compensation Committee considers relevant market pay practices when setting executive compensation. Market practices, or benchmarks, are based on peer group proxy data. Working with FW Cook, the Compensation Committee established a peer group in 2011 to be used for designing the 2012 executive compensation program. Further, this peer group was updated in October 2012, which was used as a point of reference for evaluating the new CEO compensation decisions when Mr. Black was hired in December 2012. To assist the Board in evaluating the new CEO compensation decisions, FW Cook prepared a supplemental peer group consisting of companies that hired a new chief executive officer in the last several years. The 2011 peer group used for context in most 2012 compensation decisions, except the CEO hiring decisions, included companies that reflected the following characteristics of the Company’s business:

•	Software and business services companies generally in the technology sector;

•	Revenue range generally between $500 million—$3 billion, with median revenues of $1.2 billion;

•	Market capitalization range generally between $1 billion—$13 billion, with median market capitalization of $3.2 billion; and

•	Number of employees.

The peer group used to evaluate 2012 compensation decisions consisted of the 23 U.S.-based publicly traded healthcare technology companies and general software companies listed below (the “2012 peer group”), which represented the same peer group that was used to evaluate 2011 compensation decisions except for the deletion of Lawson Software, Inc. and SRA International, Inc. due to 2011 acquisitions.

Healthcare Technology Companies	Software Companies
CACI International Inc. Catamaran Corporation Cerner Corporation

Ansys, Inc.

Autodesk, Inc.

BMC Software Inc.

Cadence Design Systems, Inc.

Citrix Systems, Inc.

Compuware Corporation

Equifax Inc.

Gartner, Inc.

IHS Inc.

Informatica Corporation

Mentor Graphics

Microsystems

Nuance Communications, Inc.

Parametric Technology Corporation

Quest Software, Inc.

Red Hat, Inc.

Rovi Corporation

Sapient Corporation

Solera Holdings, Inc.

Synopsys, Inc.

As noted above, in October 2012, the Compensation Committee approved modifications to the Company’s historical peer group to be used for evaluating compensation decisions going forward, including the 2012 new CEO compensation package. The following seven companies were removed from the Company’s historical peer group due to size and/or business relevance as compared to the Company: Ansys, Inc.; CACI International Inc.; Citrix Systems, Inc.; IHS Inc.; Nuance Communications, Inc.; Red Hat, Inc.; and Rovi Corporation. In addition, the following six companies were added to the Company’s peer group based on their similarity to the Company in terms of size and business strategy: athenahealth, Inc.; DST Systems, Inc.; Haemonetics Corporation; Hill-Rom Holdings, Inc.; Medassets, Inc.; and Quality Systems, Inc. In addition, in order to evaluate the compensation granted or awarded to new chief executive officers, the Board of Directors reviewed a supplemental peer group prepared by FW Cook consisting of the following software and technology companies with recent CEO hires disclosed: Acxiom Corporation; Cadence Design Systems, Inc.; Cardtronics Inc.; CareFusion Corporation; Hill-Rom Holdings, Inc.; Savvis, Inc.; and Syntel, Inc.

The Compensation Committee considered whether the compensation granted by the Company is competitive with those of its peer group. Historically, the Compensation Committee has sought to target compensation at the 75th percentile for similarly situated officers in the Company’s peer group; however, in light of the Company’s performance and the various modifications to the Company’s executive compensation program in 2012, the Compensation Committee departed from its historical benchmark practices in 2012. For Mr. Tullman, based on the advice of FW Cook and after considering the Company’s performance, the Compensation Committee approved total targeted compensation which was below the 25th percentile of the peer group for CEOs, with his 2012 incentive award and approximately one-half of his equity award subject to the achievement of pre-established performance goals. For each of the NEOs who participated in the 2012 Incentive Program, the equity grants made pursuant that program were at levels that were designed to bring their compensation approximately in line with the 75th percentile of the peer group in order to incentivize the program participants and retain them through a period of uncertainty at the Company. Mr. Black’s compensation was approved at levels that were in line with the 75th percentile of the October 2012 peer group and the CEO supplemental peer group to recognize his experience, Company and industry knowledge, as well as the other business opportunities he was forgoing by accepting a full-time CEO position at the Company.

Elements of Compensation

The Compensation Committee believes that the Company’s compensation programs for its executive officers are competitive and appropriately designed to attract and retain key employees, reward performance and promote long-term stockholder value. This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items.

Base Salary. Base salaries are paid to the Company’s executive officers to compensate them for the performance of their respective job duties and responsibilities. The Compensation Committee reviews base salaries of the Company’s executive officers on an annual basis. In setting annual base salaries, the Compensation Committee takes into consideration the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, changes in the scope of an executive officer’s job responsibilities and other relevant factors. The Compensation Committee also reviews the executive officer’s performance and the performance of the divisions, business units and departments for which he or she is responsible. For the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance and determines any salary adjustment. For the other executive officers, the Compensation Committee receives an evaluation from the Chief Executive Officer on the executive officer’s performance and a recommendation for any salary adjustment.

None of our NEOs received a salary increase for 2012 except for Mr. Morgan. In connection with Mr. Morgan’s appointment to the position of Interim Chief Financial Officer, based on the competitive salary information discussed above, the Compensation Committee approved an increase to Mr. Morgan’s base salary from $292,000 to $350,000. The base salaries for Messrs. Black and Poulton were established at levels that were deemed necessary to obtain their services and were between the median and 75th percentile of the applicable market analysis. The following table sets forth the annualized base salary rate for each of the NEOs during 2012.

Name	2012 Annual Salary Rate
Paul M. Black	$1,000,000
Glen E. Tullman	$800,000
Richard J. Poulton	$450,000
W. David Morgan	$350,000
William J. Davis	$500,000
Lee A. Shapiro	$600,000
Diane K. Adams	$450,000
Clifford B. Meltzer	$425,000
Stephen E. Shute	$425,000

2012 Officer Incentive Program

As in prior years, at the beginning of 2012, the Compensation Committee granted each NEO an annual cash bonus target opportunity under the Company’s annual incentive plan, with payout initially based on the Company’s adjusted operating income performance during 2012. Following the announcement of the Company’s first quarter results, the Compensation Committee determined that the annual cash award opportunities under the 2012 annual incentive plan did not adequately serve as an incentive to participants since the performance targets were deemed to be unattainable. The Compensation Committee also considered the retentive elements of the Company’s executive compensation program in light of the uncertainty at the Company following the departure of several members of the Board. Accordingly, the Compensation Committee began to evaluate alternative compensation designs to restore the incentive component of the executive’s compensation program and to further encourage the retention of key employees at the Company.

In May 2012, the Company established an incentive program (the “2012 Incentive Program”) consisting of cash incentive and restricted unit awards for a group of ten of its executives, including the NEOs who were with the Company at the time of grant other than Messrs. Tullman (the CEO at the time) and Morgan (the Interim CFO at the time). As the 2012 Incentive Program was viewed as a replacement program to the annual incentive plan, the target opportunity for the cash incentive piece was approved at 75% of the original target award opportunity approved at the beginning of the year under the Company’s annual incentive plan. A grant date value for the equity award was established based on the market data discussed above and the Company’s historical equity grant practices; however, the per share price used to determine the number of shares awarded to each executive was higher than the actual share price on the date of grant, which resulted in the NEOs receiving fewer shares than if the awards were calculated based on the value of the stock price at the time of grant. The Compensation Committee approved the use of the higher share price to reduce the impact that the depressed stock price would have on the number of shares of granted. This was a performance-based framework to ensure that the participating executives lost grant value in alignment with shareholders.

Cash Incentive Bonus. Participants were eligible to earn a cash incentive bonus under the 2012 Incentive Program based on the achievement of an adjusted earnings per share financial performance goal. After considering the diminished incentive and retentive value of the Company’s annual incentive program given that no annual bonuses were paid with respect to 2011 performance and the bonus objectives established at the beginning of the year under the 2012 annual incentive program were deemed unattainable, the Compensation Committee approved a performance goal for the 2012 Incentive Program that was designed to be reasonably achievable in order to restore the incentive and retentive value of the Company’s executive compensation program.

The 2012 Incentive Program’s payout was based on the Company’s achievement of adjusted earnings per share of $0.33 for the seven-month period beginning June 1, 2012 and ending December 31, 2012. Under the 2012 Incentive Program, adjusted earnings per share was calculated using net income (loss) for the performance period determined in accordance with U.S. generally accepted accounting principles and adding back acquisition-related deferred revenue adjustments and excluding acquisition-related amortization, stock-based compensation expense, transaction-related expenses and certain non-recurring charges, all on a net-of-tax basis, and dividing by 195 million shares. Adjusted earnings per share of $0.33 was required to fully fund the target bonus amount with maximum funding of 110% of target if adjusted earnings per share of $0.36 or more was achieved, representing a 110% of target payout maximum for exceeding the goal by 10%). No payout would be made if the performance goal was not achieved. The actual adjusted earnings per share amount for the performance period was $0.35, resulting in an award payout equal to 106.8% of the target award. The following table sets forth the target bonus opportunity for each participating NEO in the 2012 Incentive Program as well as the 2012 actual incentive bonus earned.

Name	Incentive Plan Target Amount	2012 Actual Incentive Bonus
Glen E. Tullman	$0	$0
W. David Morgan	$0	$0
Lee A. Shapiro	$450,000	$480,600
Diane K. Adams	$337,500	$360,450
Clifford B. Meltzer	$270,938	$289,361
Stephen E. Shute	$159,375	$170,213

Restricted Stock Unit Grant. The 2012 Incentive Program also included a grant of service-based restricted stock unit awards to the participating NEOs, which vest in one-third annual increments. The individual grants were set based on a determination of the most critical roles for rebuilding the Company’s shareholder value, with consideration given to unvested retention value from pre-existing equity awards. The following table sets forth the service-based restricted stock unit awards granted to the participating NEOs in the 2012 Incentive Program.

Name	2012 Service-Based Restricted Stock Unit Awards
Glen E. Tullman	0
W. David Morgan	0
Lee A. Shapiro	68,369
Diane K. Adams	68,369
Clifford B. Meltzer	82,042
Stephen E. Shute	82,042

Annual Equity Grant.

Under our 2011 Stock Incentive Plan, the Compensation Committee may grant executive officers and other employees incentive and non-qualified stock options, performance-based stock awards, restricted stock units and other forms of equity compensation. The Compensation Committee believes the stock incentive plans and the related issuance of equity-based awards is consistent with its stated objective of establishing an executive compensation program that aligns the long-term interest of our executive officers with those of our stockholders.

In early May 2012, the Compensation Committee approved the annual grant to the NEOs with the Company at the time of grant, except for Messrs. Tullman and Morgan. These awards were granted after the announcement of various changes to the composition of our Board of Directors and were at levels that approximated the median of the peer group. The Compensation Committee determined that the May 2012 equity grant was advisable in light of the uncertainty at the Company following the departure of several members of the Board and in order to further incentive the achievement of Company initiatives relating to financial performance, product delivery and client experience. Based on the Company’s first quarter performance, the CEO at the time, Mr. Tullman, did not receive an equity award at that time. The annual equity awards were delivered as service-based restricted stock units, vesting in 25% annual increments, and were also subject to performance objectives designed to meet the performance-based compensation requirements of Section 162(m) of the Code, with 50% of the annual grant subject to a performance objective for the year ended December 31, 2012 and the remaining 50% of the annual grant subject to a performance objective for the year ending December 31, 2013. For 2012, the Compensation Committee departed from its practice of granting performance-based restricted stock unit awards due to the importance it assigned to employee retention and in light of the uncertainty at the time of projecting financial performance over the multi-year vesting period. For 2013, the Compensation Committee returned to a performance-based philosophy with 50% of the annual equity awards granted to our NEOs as performance stock units requiring total shareholder return to be at least at the 65th percentile of a peer group of companies during a three year performance period for target shares to be earned.

The following table sets forth the service-based restricted stock unit awards granted to the NEOs who were with the Company at the time of the May 2012 grant, other than the Mr. Tullman, the CEO at the time of grant, and Mr. Morgan.

Name	Award
Glen E. Tullman	0
W. David Morgan	0
Lee A. Shapiro	125,236
Diane K. Adams	68,880
Clifford B. Meltzer	68,880
Stephen E. Shute	68,880

2012 Incentive Compensation for Mr. Tullman

Mr. Tullman, the CEO at the time, did not participate in the 2012 Incentive Program or the 2012 annual equity grant. In August 2012, the Compensation Committee approved a separate incentive compensation plan for Mr. Tullman in order to provide an incentive to achieve key strategic and financial initiatives. Mr. Tullman’s incentives were set differently than the other NEOs to emphasize the importance of achieving key performance goals as part of the Company’s effort to rebuild shareholder value and were set at levels well below the 25th percentile of the peer group to recognize the Company’s performance and shareholder return through that point in the year. The incentive compensation plan consisted of a cash incentive bonus and equity compensation, with 50% of the equity award performance-based. Under Mr. Tullman’s incentive program, the cash incentive bonus was equal to 20% of Mr. Tullman’s base salary (or $160,000), with payment of the cash bonus contingent upon board approval and public announcement of a plan for the Company to achieve cost savings through synergy advantages of at least $10 million in 2013. In addition, Mr. Tullman was provided an equity grant with a targeted value of $1,900,000 which was a reduction of 68% over Mr. Tullman’s 2011 grant levels and below the 25th percentile of the Company’s peer group. The equity grant consisted of 50% service-based restricted stock units and 50% performance-based restricted stock units. The performance-based restricted stock units were scheduled to vest based on the Company’s achievement of adjusted earnings per share during the period beginning July 1, 2012 and ending December 31, 2012. The adjusted earnings per share threshold required to receive a threshold award was $0.45, with 100% of the target award funded if adjusted earnings per share was $0.56 and maximum funding of 150% of target for adjusted earnings per share at or in excess of $0.70. Based on the Company’s adjusted earnings per share of $0.28 during the July 1, 2012 through December 31, 2012 performance period, none of the 2012 performance-based restricted stock units granted to Mr. Tullman vested. In connection with Mr. Tullman’s departure from the Company effective December 19, 2012, his separation agreement provides for the accelerated vesting of 53,665 of the service-based restricted stock units granted in 2012 pursuant to the terms of his employment agreement for a termination without cause and in consideration of the consulting services Mr. Tullman agreed to provide to the Company. After considering the accelerated vesting, the remaining 36,812 restricted stock units granted in 2012 have been forfeited.

Outstanding 2011 TSR Performance-Based Restricted Stock Unit Grants

During 2012, the performance-based restricted stock unit awards granted in 2011 remained outstanding. Approximately two-thirds of those awards vest over a three-year performance period based on the Company’s achievement of revenue and adjusted operating income goals in 2011, while the remaining one-third of the 2011 awards vest based on the Company’s total shareholder return performance. Approximately one-third of the award subject to the total shareholder return performance goal could have vested based on the Company’s 2012 total shareholder return performance relative to a specified peer group of companies. Please see Exhibit 10.40 to our Transition Report on Form 10-KT for the seven-month period ended December 31, 2010 for a list of the companies included in this peer group. The minimum percentile rank required to receive a threshold award is 41%, with 100% of the target award funded at a percentile rank of 65% and maximum funding of 160% of target at a percentile rank at or in excess of 95%. For 2012, the Company’s TSR percentile rank was below the minimum percentile required to earn a portion of these performance-based restricted stock units. Accordingly, none of the TSR performance-based restricted stock units that were granted in 2011 vested based on 2012 performance.

2010 Merger Bonus Plan

In connection with the merger with Eclipsys in 2010, Allscripts established the Allscripts Healthcare Solutions, Inc. Incentive Retention and Merger Bonus Plan (the “2010 Merger Bonus Plan”) to retain certain highly qualified individuals in the employment of Allscripts and provide incentive and reward to such individuals for diligently and successfully completing the merger with Eclipsys, and mitigating distractions to such individuals resulting from the transaction. The 2010 Merger Bonus Plan was a one-time program, set at the merger date in 2010 and expiring in 2012. This plan was established as part of the merger and was not considered part of the ongoing compensation program. The 2010 Merger Bonus Plan opportunities reflected compensation decisions made only in 2010 and there were no new awards granted in 2012 under the 2010 Merger Bonus Plan.

At the time it was established, participants in the 2010 Merger Bonus Plan received awards consisting of 50% cash and 50% performance-based restricted shares (“Performance Shares”), with each participant’s award opportunity determined based on a participation award level specified in the plan. Messrs. Tullman, Shapiro and Davis were designated as blue award participants at the time and Mr. Morgan and Ms. Adams were designated as green award participants, with the payout opportunity determined based on the executive’s designation as a blue or green level participant. The settlement of the cash awards was contingent upon the NEOs continued service following the merger and the vesting of the Performance Shares was subject to the achievement of performance objectives established in 2010.

Cash Awards Under the 2010 Merger Bonus Plan. The cash awards under the 2010 Merger Bonus Plan vested periodically over two years beginning on the date of the closing of the merger as follows: 1/6 at each of the close of the merger and the 6, 12, 16, 20 and 24 month anniversaries of the closing of the merger. Payments in 2012 represented the fulfillment of the contractual obligations established in 2010. The table below sets forth the bonuses earned by and paid to each NEO in 2012 pursuant to the terms of the 2010 Merger Bonus Plan. The payments of amounts earned under the plan in 2012 are reported as 2012 compensation in the 2012 Summary Compensation Table.

Name	Cash Retention Bonus Payment
Glen E. Tullman	$312,500
W. David Morgan	$91,667
William J. Davis	$104,167
Lee A. Shapiro	$250,000
Diane K. Adams	$103,333

Performance Share Awards Under the 2010 Merger Bonus Plan. One-half of the Performance Shares granted in 2010 vested based on the achievement of cost synergy savings measures set at the time the plan was implemented (“Cost Synergies”) realized as a result of the merger in the 12 month periods ended September 30, 2011 and September 30, 2012 (“Year 1” and “Year 2”, respectively). The Year 1 Cost Synergies target was $30,000,000, and the cumulative Year 2 Cost Synergies target was $38,000,000. The other one-half of the Performance Shares granted in 2010 vested based on the joint sale of products and/or services of Allscripts and Eclipsys (“Joint Product Sales”), each sale equal to or greater than $5,000,000, in each of Year 1 and Year 2. The Joint Product Sales target for each of Year 1 and Year 2 was five sales.

The table below illustrates the threshold, target and maximum Performance Share vesting and payout on an aggregate basis. The shares reflect an award opportunity established in 2010 at time of the Eclipsys merger and no additional Performance Shares have been granted under the 2010 Merger Bonus Plan. Payout for performance between the threshold and target and target and maximum levels is determined using straight-line interpolation.

	Threshold	Target	Maximum
Cost Synergies
Performance as % of Target (per year)	80%	100%	120%
Payout as a % of Base Salary:
Blue Award Opportunity	31.25%	62.50%	93.75%
Green Award Opportunity	25%	50%	75%
Joint Product Sales
Performance as # of Sales (per year)	3	5	7
Payout as a % of Base Salary:
Blue Award Opportunity	31.25%	62.50%	75.00%
Green Award Opportunity	25%	50%	60%

For the Year 2 Performance Period which ended on September 30, 2012, the cumulative Cost Synergies achieved totaled $40.4 million and the total Joint Product Sales realized was 3. Accordingly, the number of performance shares earned by the participating NEOs in the 2010 Merger Bonus Plan equaled 83% of one-half of the target award based on straight-line interpolation. The following table sets forth performance shares earned by each participating NEO during 2012. In connection with his separation prior to September 30, 2012, Mr. Davis forfeited the performance shares that would have vested in 2012 based on 2012 performance.

Name	Number of Underlying Shares Earned
Glen E. Tullman	23,312
W. David Morgan	6,514
William J. Davis	0
Lee A. Shapiro	18,650
Diane K. Adams	7,708

Compensation Arrangement for Messrs. Black and Poulton

In connection with the appointment of Mr. Black to the position of President and Chief Executive Officer in December 2012 and Mr. Poulton to the position of Chief Financial Officer in October 2012, the Company entered into employment agreements with each executive. The terms of the employment agreements were based on the negotiations of the parties as well as the advice of FW Cook and the Company’s historical compensation practices.

Pursuant to Mr. Black’s employment agreement, Mr. Black will receive a base salary of $1 million per year, and is eligible for a target bonus of 150% of his base salary, based on performance conditions determined by the Compensation Committee. Pursuant to the terms of his employment agreement, Mr. Black was paid a signing bonus of $1.25 million to induce him to join the Company and to compensate him for compensation forfeited at his prior employer and compensation forfeited in connection with his resignation from various boards of directors following his acceptance of his position with the Company. Additionally, under the terms of his employment agreement, Mr. Black was entitled to a guaranteed bonus for 2013 of $1.5 million to induce him to join the Company. The guaranteed bonus was paid at the end of 2012 due to 2013 tax rate uncertainty and to increase his excise tax threshold in the event of a future change of control of the Company because Mr. Black was not provided excise tax gross-up protection with respect to any payments to be received in connection with a change of control. Mr. Black’s sign-on bonus and 2013 guaranteed bonus are each subject to clawback by the Company if Mr. Black resigns on or before December 31, 2013 for a reason other than constructive discharge. As a hiring inducement and to align the interests of Mr. Black with those of the Company’s stockholders, Mr. Black was also granted restricted stock units for a number of shares having a value of approximately $6 million on the date of grant, with half contingent on the Company’s future relative total shareholder value versus similar companies. Of these restricted stock units, $3 million vest over a period of three years and are subject to a performance-based vesting condition designed to meet the requirements under Section 162(m) of the Internal Revenue Code, and the remaining grant date value represents performance-based restricted stock units for a target number of shares having a value of approximately $3 million on the date of grant. The performance-based restricted stock units vest one-third at end of each of 2013, 2014 and 2015 based on the ranking of the Company’s TSR among its peers from the date of grant through the end of the applicable performance period, with an opportunity to make up for the portion not earned in a completed performance period based on the cumulative performance over the three-year period as a means of emphasizing the Company’s long-term performance. The Board approved the TSR performance metric for the performance-based restricted stock unit awards as that metric was viewed as the best measure of the success of the Company’s execution of its initiatives regarding financial performance, product delivery and client experience. For purposes of these awards, the comparator relative TSR peer group was chosen objectively, using a software and services GICS code and included all companies within that code with a market capitalization between one-third and three times the market capitalization of the Company as well as healthcare information technology companies of relevant market capitalization size. For comparison purposes, the Company’s market capitalization was approximately $2.4 billion which is below the median of this peer group. Please see Exhibit 10.40 to our Form 10-K for the year ended December 31, 2012 for a list of the companies included in this peer group. TSR for purposes of this award is calculated based on stock price appreciation from the beginning to the end of a performance period, plus dividends and distributions made or declared during the performance period, expressed as a percentage return. For each performance period, the TSR will be determined for the Company and the peer group. The number of shares earned will be based on the Company’s TSR percentile rank within the peer group. The minimum percentile rank required to receive a threshold award is 25%, with 100% of the target award funded at a percentile rank of 65% and maximum funding of 200% of target at a percentile rank at or in excess of 90%. Payout is capped at 100% of target if the Company’s TSR is negative, which is to ensure no over-achievement payout if Allscripts outperforms a falling broad market benchmark, and the value of the payout in any performance period cannot exceed five times the target value. Mr. Black’s 2013 annual equity award consists of performance-based restricted stock units based on relative TSR with a grant date value of approximately $2.5 million and service-based restricted stock units with a grant date value of $2.5 million vesting over four years and subject to a performance-based vesting condition designed to meet the requirements under Section 162(m) of the Internal Revenue Code.

Mr. Poulton’s employment agreement provides for an annual base salary of $450,000 and a target performance bonus opportunity equal to 100% of his base salary. Under the terms of the agreement, Mr. Poulton will receive a one-time cash payment of $750,000 in June 2013. In 2012, Mr. Poulton was provided a new-hire equity grant of restricted stock units with a grant-date value of $1,000,000 and a 2012 long-term incentive equity grant of restricted stock units with a grant-date value of $1,000,000. Each restricted stock unit grant is subject to a four-year vesting schedule, with one-fourth of the grant vesting on each of the first four anniversaries of the grant date. In addition, for the year ended December 31, 2012, Mr. Poulton received a guaranteed cash bonus totaling $337,500 which is equal to 75% of his annual target bonus. This guaranteed bonus was deemed to be necessary to recruit Mr. Poulton from his previous employer during a year in which the Company was not achieving its annual business goals.

Compensation Arrangement for Mr. Morgan

In connection with Mr. Morgan’s appointment to the position of Interim Chief Financial Officer following the departure of Mr. Davis, the Company entered into an employment agreement with Mr. Morgan that provides for an annual salary of $350,000 and a retention payment of $500,000 payable after twelve months. On May 1, 2012, Mr. Morgan was granted service-based restricted stock unit awards representing the right to acquire 50,321 shares, vesting 25% on each of the first four anniversary dates from the date of grant. Additionally, Mr. Morgan was granted an award of service-based restricted stock units representing the right to acquire 4,506 shares, which vest 50% on each of the first two anniversaries of the date of grant subject to the achievement of a performance objective related to the year ended December 31, 2012.

Compensation Arrangement for Mr. Shute

In addition to his base salary and participation in the 2012 Incentive Program, Mr. Shute was eligible to receive a target annual sales bonus of 50% of his base salary, which may, based on performance, be less than or exceed such amount but with a maximum bonus opportunity of 100% of base salary. During 2012, he earned a sales performance bonus totaling $159,706 which was tied to sales performance objectives for the 2012 sales performance year. Mr. Shute earned an additional bonus totaling $182,500 based on the results of a one-time program to increase client orders during the fourth quarter of 2012.

Separation and Consulting Agreements for Messrs. Tullman and Shapiro

In connection with their departures, each of Messrs. Tullman and Shapiro entered into a separation agreement and a consulting agreement with the Company. Under the consulting agreements Mr. Shapiro agreed to consult on a full-time basis until June 30, 2013 at a rate of $100,000 per month and Mr. Tullman agreed to consult for up to five days per month for three months at $3,000 per day (unless he enters into a full-time employment relationship). The terms of the separation agreements were largely based on the severance provisions included in the existing employment agreements for a termination without cause as well as negotiations between the Board and the executives.

Pursuant to the terms of each separation agreement, each executive was entitled to receive (i) a cash payment of one times annual salary plus target bonus, (ii) 18 months of continued health benefits and (iii) accelerated vesting of a portion of their outstanding equity awards (i.e., vesting of any awards that would otherwise vest during the next year plus a pro rata amount of one additional unvested tranche, subject to satisfaction of any applicable performance conditions). In addition, Mr. Tullman received a cash payment of $160,000 relating to his 2012 incentive compensation program discussed above, which the Company deemed earned under the terms of the bonus plan, and Mr. Shapiro remained eligible for a performance-based bonus under the 2012 Incentive Program discussed above, with payout determined based on actual Company performance against the goals. In consideration for the consulting commitment described above, the separation agreements contained additional vesting of outstanding equity awards (six months for Mr. Shapiro and three months for Mr. Tullman). The accelerated vesting of Messrs. Tullman and Shapiro’s outstanding equity awards resulted in a modification charge under applicable accounting rules, which is reported in the Summary Compensation Table as 2012 compensation. In consideration of each executive’s involvement in the exploration of strategic alternatives with respect to the Company and in exchange for an ongoing cooperation commitment (in addition to the consulting commitment), each separation agreement also provides that if a change of control occurs within 12 months of the termination date, each executive would be entitled to (i) two times annual salary plus target bonus (rather than one times) and (ii) accelerated vesting of substantially all unvested equity awards.

Separation Agreement for Diane Adams

In connection with her January 2013 departure, on December 28, 2012, the Company and Ms. Adams entered into a separation agreement. Pursuant to the terms of the separation agreement, Ms. Adams’ employment was treated as a termination without cause for purposes of calculating severance and benefits, which entitled her to (i) a cash payment of one times annual salary plus target bonus, (ii) one year of continued health benefits and (iii) partial accelerated vesting of equity awards (i.e., vesting of any awards that would vest during the next year plus a pro rata amount of one additional unvested tranche, subject to satisfaction of any applicable performance conditions). The accelerated vesting of Ms. Adams’ outstanding equity awards resulted in a modification charge under applicable accounting rules, which is reported in the Summary Compensation Table as 2012 compensation. In addition, Ms. Adams remained eligible for a performance-based bonus under the 2012 Incentive Program discussed above, with payout determined based on actual Company performance against goals. In consideration of Ms. Adams’ involvement in the exploration of strategic alternatives with respect to the Company and in exchange for an ongoing cooperation commitment, the separation agreement also provides that if a change of control were to occur within 12 months of the date of the agreement, Ms. Adams would be entitled to (i) two times annual salary plus target bonus (rather than one times) and (ii) accelerated vesting of all unvested equity awards.

Benefits and Perquisites

Each of our NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Allscripts employees. In addition, Allscripts generally does not provide its NEOs with significant perquisites and personal benefits in excess of $10,000. Under certain circumstances, however, the Compensation Committee recognizes that special arrangements may be necessary or desirable. During 2012, Mr. Meltzer received relocation assistance, as well as tax reimbursements for such relocation assistance, in accordance with the Company’s relocation program for individuals serving at the executive vice president level. The total perquisites provided to each NEO are described in the 2012 All Other Compensation Table included elsewhere in this proxy statement.

Severance Arrangements in Employment Agreements

Allscripts has entered into severance arrangements as a component of the employment agreements with members of our senior management team, including the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Discharge,” as these terms are defined in the employment agreements. A termination following a “Change of Control” generally results in the NEOs receiving additional compensation. Pursuant to employment agreement amendments adopted in July 2010, the Company eliminated single trigger change of control benefits and tax gross-up payments on change of control benefits. In addition, during 2012, the Company entered into amendments to employment agreements with each of Messrs. Tullman and Shapiro and Ms. Adams to ensure that any change of control cash payment is “double trigger,” requiring termination of employment under all circumstances. Each amendment increased the requirements for the executive to receive a cash payment in the event the executive is not offered a Comparable Job (as defined in each employment agreement) in connection with a “Change of Control,” by adding an additional requirement that the executive also terminate employment within ten days after the Change of Control. Additional information regarding the employment agreements, including a quantification of benefits that would have been received by our NEOs had termination or change of control occurred on December 31, 2012, is found under the heading “Potential Payments upon Termination or Change of Control” in this proxy statement.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our NEOs. The Compensation Committee believes that these agreements help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Compensation Committee also believes that these agreements are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Stock Ownership Requirements

In April 2012, the Board of Directors approved new stock ownership requirements for certain executives of the Company, including each of the NEOs. Our President and Chief Executive Officer is required to maintain an ownership level with a fair market value equal to six times his base salary, while the other NEOs are required to maintain an ownership level with a fair market value equal to two times their respective base salary levels. The initial measurement date is five years from the adoption of the new guidelines or an executive’s hire date, whichever is later. Common stock owned outright, service-based awards outstanding, and deferred stock units are included when determining the ownership level. Stock options and performance-based awards are excluded. If the stock ownership requirement is not met after five years, the executive will be required to retain shares equal in value to no less than half of the after-tax value of shares vesting from any equity award.

Tax Considerations

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the chief executive officer and the other three most highly compensated officers, other than the chief financial officer. Certain “performance-based compensation” is not included in compensation for purposes of the limit. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices; however, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company’s key executives.

2013 Compensation Decisions

On February 20, 2013, the Compensation Committee approved the 2013 compensation amounts and awards for the NEOs serving at the time of the meeting. In setting executive compensation levels for 2013, the

Compensation Committee considered a number of factors including market data, individual characteristics and responsibilities, and the Company’s financial performance in 2012 and early 2013.

•	Base Salary: Except for market-based adjustments to the annual base salaries for Messrs. Meltzer and Shute, none of the NEOs received a base salary increase for 2013.

•

Annual Incentive Bonus: The Compensation Committee approved annual performance objectives for the NEOs relating to bookings, EBITDA and tactical imperatives, weighted 20%, 50% and 30%, respectively. Except for Messrs. Meltzer and Shute, the NEOs’ annualized target opportunities did not increase for 2013. Mr. Meltzer’s target opportunity for 2013 is $450,000, which represents 100% of his adjusted base salary, and Mr. Shute’s is $220,000, which represents 50% of his adjusted base salary. Mr. Meltzer’s target opportunity as a percentage of his base salary increased from 85% to 100%; Mr. Shute’s did not change.

•

Annual Equity Grants: In 2013, the annual equity grants to the NEOs other than the Chief Executive Officer were in the form of stock options and performance-based restricted stock units. Stock options, which account for 50% of the 2013 annual equity grants, have value to an award recipient only if our stock price appreciates. The performance-based restricted stock units, which account for the remaining 50% of the 2013 annual grants, vest based on the Company’s TSR performance relative to a peer group of companies over a three-year performance period. Mr. Black’s 2013 annual equity grant consisted of 50% time-based restricted stock units and 50% TSR performance-based restricted stock units.

Compensation Committee Report

The Compensation Committee of the board of directors of Allscripts Healthcare Solutions, Inc., together with the non-employee members of the board of directors, oversaw Allscripts’ 2012 compensation program on behalf of the board. In fulfilling its oversight responsibilities, the Compensation Committee and the non-employee members of the board of directors reviewed and discussed with management the Compensation Discussion and Analysis set forth above.

In reliance on the review and discussions referred to above, the Compensation Committee and non-employee members of the board of directors recommended to the board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2012 and in this proxy statement.

NON-EMPLOYEE MEMBERS OF THE BOARD OF DIRECTORS

Ralph H. Thurman

Stuart L. Bascomb

Dennis H. Chookaszian

Robert J. Cindrich

David D. Stevens

2012 Summary Compensation Table

The following table presents the total compensation of all individuals serving as Allscripts’ Chief Executive Officer during 2012, all individuals serving as Allscripts’ Chief Financial Officer during 2012, the three other most highly compensated executive officers who were serving in such capacities at December 31, 2012, and our former President. In connection with the Eclipsys merger, we changed our fiscal year-end back to a calendar year-end, December 31st. We previously changed our fiscal year-end from December 31st to May 31st in connection with the consummation of the 2008 transactions involving Misys plc. The table below includes historical compensation information both for fiscal year 2010 (June 1, 2009 through May 31, 2010), which we refer to as “FY2010,” the seven month period ended December 31, 2010 (June 1, 2010 through December 31, 2010), which we refer to as “T2010,” and the years ended December 31, 2012 and 2011.

Name and Principal Position	Year (1)	Salary $	Bonus $ (2)	Stock Awards $ (3)		Non-Equity Incentive Plan Compensation $ (4)	All Other Compensation $ (5)	Total $
Paul M. Black (6)	2012	34,091	2,750,000	6,155,970	(7)	0	100,466	9,040,527
President and Chief Executive Officer

Glen E. Tullman (8)	2012	800,000	312,500	4,074,017	(9)	0	1,936,155	7,122,672
Former Chief Executive Officer	2011	787,500	468,750	5,900,046		0	15,602	7,171,898
	T2010	437,500	156,250	3,687,515		227,500	3,367	4,512,132
	FY2010	741,667	315,000	2,250,031		750,000	15,572	4,072,270

Richard J. Poulton (6)	2012	79,688	337,500	2,000,014		0	2,455	2,419,657
Chief Financial Officer

W. David Morgan (6)	2012	329,860	91,667	599,260		0	10,732	1,031,519
Former Interim Chief Financial Officer

William J. Davis (10)	2012	192,709	104,167	0		0	12,025	308,901
Former Chief Financial Officer	2011	500,000	312,500	2,300,039		0	14,510	3,127,049
	T2010	282,292	104,167	1,825,020		151,667	5,447	2,368,593
	FY2010	425,000	191,250	750,022		318,750	14,480	1,699,502

Lee A. Shapiro (8)	2012	600,000	250,000	3,893,787	(9)	480,600	18,902	5,243,289
Former President	2011	600,000	375,000	2,300,039		0	18,572	3,293,611
	T2010	350,000	125,000	1,950,028		182,000	3,609	2,610,637
	FY2010	594,792	213,750	1,080,011		600,000	15,572	2,504,125

Diane K. Adams (11)	2012	450,000	103,333	2,445,699	(9)	360,450	12,146	3,371,628
Former Executive Vice President, Culture and Talent	2011	400,000	155,000	1,350,033		0	11,594	1,916,627
	T2010	187,500	51,667	810,007		90,242	1,002	1,140,418

Clifford B. Meltzer (6)	2012	425,000	0	1,652,859		289,361	241,020	2,608,240
Executive Vice President, Solutions Development

Stephen E. Shute (6)	2012	425,000	182,500	1,652,859		329,919	5,160	2,595,438
Executive Vice President, Sales & Services

(1)	The “T2010” year represents the period of June 1, 2010 through December 31, 2010, and “FY 2010” represents the Company’s 2010 fiscal year of June 1, 2009 through May 31, 2010.

(2)

For 2012, the amounts reported for Messrs. Tullman, Davis, Morgan, Shapiro and Ms. Adams represent cash retention bonuses paid pursuant to the 2010 Merger Bonus Plan. The amounts reported in 2012 for Mr. Black represents a sign-on bonus of $1.25 million and a guaranteed bonus paid in 2012 with respect to the 2013 annual incentive plan equal to $1.5 million, each of which is subject to clawback if Mr. Black involuntarily terminates his employment prior to December 31, 2013 for a reason other than constructive discharge. The amount reported for Mr. Poulton represents a sign-on bonus paid pursuant to employment agreement executed upon joining the Company in 2012.

(3)	For 2012, the amounts in this column represent equity awards granted under the 2011 Stock Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. With regard to Mr. Tullman’s performance-based award, the amount reported in this column assumes the probable outcome of the performance conditions with respect to the performance-based awards and is valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The grant date fair value assuming maximum performance with respect to the portion of the 2012 annual equity awards delivered to Mr. Tullman in the form of performance-based equity awards is $1,425,018. Based on the Company’s performance during 2012, Mr. Tullman’s performance-based equity award did not vest. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(4)	Amounts included in this column for 2012 represent bonuses payable under the 2012 Incentive Program based on the achievement of an adjusted earnings per share measure during 2012 and, for Mr. Shute, sales and commission payments pursuant to the terms of his employment agreement. Please see the Compensation Discussion and Analysis for further information regarding the 2012 Incentive Program.

(5)	Amounts included in this column for 2012 are set forth by category in the 2012 All Other Compensation Table below.

(6)	Messrs. Black, Poulton, Morgan, Meltzer and Shute were not NEOs prior to 2012.

(7)	The grant date fair value of Mr. Black’s performance-based awards was approximately $8.95 per share and was calculated based on the probable outcome of the market-based performance conditions and the application of a Monte Carlo simulation model. The grant date fair value of the performance awards does not correspond to the actual value that may be recognized by Mr. Black with respect to this award, which may be higher or lower based on a number of factors, including the Company’s performance, the performance of the companies in the Company’s 2012 peer group, stock price fluctuations and applicable vesting. Under FASB ASC Topic 718, the vesting condition related to the performance share units granted to Mr. Black is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for Mr. Black that could be calculated and disclosed based on achievement of market conditions. For Mr. Black, the amount reported in this column also includes the annual restricted stock unit award granted to each director in 2012 totaling $200,008. Mr. Black forfeited 7,264 restricted stock units of the 18,299 restricted stock units granted, which represented the portion of the award that was unvested at the time of his appointment to the position of President and Chief Executive Officer of the Company.

(8)	Messrs. Tullman and Shapiro separated from the Company effective December 19, 2012.

(9)	For Messrs. Tullman and Shapiro and Ms. Adams, this amount also includes the incremental fair value associated with modifications to their outstanding equity awards in 2012 totaling $2,173,999, $1,774,949, and $942,833, respectively. As noted in the Compensation Discussion and Analysis, in 2012, the vesting terms of certain of Messrs. Tullman’s and Shapiro’s, and Ms. Adams’ equity awards were modified in connection with their separations from the Company to conform with the vesting provisions under their employment agreements for a termination without cause and, in the case of Messrs. Tullman and Shapiro, to provide the additional vesting provisions in connection with their agreement to serve as a consultant of the Company. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(10)	Mr. Davis resigned as Chief Financial Officer of the Company effective May 18, 2012.

(11)	Ms. Adams separated from the Company effective January 19, 2013.

2012 All Other Compensation

Name	Parking Expense Payments	401(k) Matching Contributions	Life Insurance Premiums	Relocation Assistance (A)	Tax Reimbursements (B)	Director Compensation (C)	Post- Termination Payments (D)	Total
Paul M. Black	$0	$0	$109	$0	$0	$100,357	$0	$100,466
Glen E. Tullman	$4,200	$9,333	$2,622	$0	$0	$0	$1,920,000	$1,936,155
Richard J. Poulton	$700	$1,500	$255	$0	$0	$0	$0	$2,455
W. David Morgan	$0	$9,800	$932	$0	$0	$0	$0	$10,732
William J. Davis	$1,750	$9,800	$475	$0	$0	$0	$0	$12,025
Lee A. Shapiro	$4,200	$9,800	$4,902	$0	$0	$0	$0	$18,902
Diane K. Adams	$0	$9,800	$2,346	$0	$0	$0	$0	$12,146
Clifford B. Meltzer	$0	$0	$4,128	$150,000	$86,892	$0	$0	$241,020
Stephen E. Shute	$4,200	$0	$960	$0	$0	$0	$0	$5,160

(A)	The relocation assistance paid to Mr. Meltzer represents the standard amount provided to personnel at the executive vice president level. Mr. Meltzer relocated from San Jose, California area to the Raleigh, North Carolina area in 2012.

(B)	The amounts reported for Mr. Meltzer represent tax gross-ups for relocation assistance.

(C)	Prior to being named President and Chief Executive Officer of the Company on December 19, 2012, Mr. Black served on our board of directors as a non-employee director; accordingly, the amount reported represents the cash compensation earned by Mr. Black during his service as a non-employee director.

(D)	The amount reported for Mr. Tullman includes payments made to Mr. Tullman in connection with his separation from the Company in 2012 totaling $1,920,000. Please see the “Potential Payments Upon Termination or Change of Control” section of this proxy statement for further information regarding the amount of compensation received or to be received by Messrs. Tullman and Shapiro and Ms. Adams in connection with their separations from the Company.

2012 Grants of Plan-Based Awards

The following table provides information regarding non-equity incentive plan awards and equity-based awards granted in 2012.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock Awards: Number of Shares of Stock or Units #	Option Awards: Number of Securities Underlying Options #	Exercise or Base Price of Option Awards $	Grant Date Fair Value of Stock and Option Awards $ (12)
Name	Grant Date		Approval Date	Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Paul M. Black	12/24/2012	(2)	12/19/2012				82,599	330,397	660,794		0	0	2,955,957
	12/24/2012	(3)	12/19/2012							330,397	0	0	3,000,005
	6/18/2012	(4)								18,299	0	0	200,008
Glen E. Tullman					160,000						0	0
	8/31/2012	(5)	8/31/2012				45,239	90,477	135,716				950,009
	8/31/2012	(6)	8/31/2012							90,477	0	0	950,009
		(11)								238,698	0	0	2,173,999
Richard J. Poulton	10/29/2012	(7)	10/1/2012							76,104	0	0	1,000,007
	10/29/2012	(7)	10/1/2012							76,104	0	0	1,000,007
W. David Morgan	5/1/2012	(7)	4/29/2012							27,448	0	0	300,007
	5/1/2012	(7)	4/29/2012							22,873	0	0	250,002
	5/1/2012	(8)	4/29/2012							4,506	0	0	49,251
William J. Davis											0	0
Lee A. Shapiro				405,000	450,000	495,000					0	0
	5/1/2012	(9)	4/29/2012							62,618	0	0	684,415
	5/1/2012	(10)	4/29/2012							62,618	0	0	684,415
	5/30/2012	(6)	5/30/2012							68,369	0	0	750,008
		(11)								198,900	0	0	1,774,949
Diane K. Adams				303,750	337,500	371,250					0	0
	5/1/2012	(9)	4/29/2012							34,440	0	0	376,429
	5/1/2012	(10)	4/29/2012							34,440	0	0	376,429
	5/30/2012	(6)	5/30/2012							68,369	0	0	750,008
		(11)								108,314	0	0	942,833
Clifford B. Meltzer				243,844	270,938	298,032					0	0
	5/1/2012	(9)	4/29/2012							34,440	0	0	376,429
	5/1/2012	(10)	4/29/2012							34,440	0	0	376,429
	5/30/2012	(6)	5/30/2012							82,042	0	0	900,001
Stephen E. Shute				143,438	159,375	175,313					0	0
					212,500	425,000					0	0
	5/1/2012	(9)	4/29/2012							34,440	0	0	376,429
	5/1/2012	(10)	4/29/2012							34,440	0	0	376,429
	5/30/2012	(6)	5/30/2012							82,042	0	0	900,001

(1)	For each of the NEOs other than Mr. Tullman, these amounts reflect the cash incentive compensation award opportunities granted under the 2012 Incentive Program. Actual payout under the 2012 Incentive Program was based on the Company’s adjusted earnings per share performance during 2012. The amount reported for Mr. Tullman represents a cash incentive bonus that was payable based on the board approval and public announcement of a plan for the Company to achieve cost savings through synergy advantages of at least $10 million in 2013. The amounts reported for Mr. Shute include amounts pursuant to the 2012 Incentive Program plus a target annual sales bonus of 50% of his base salary, which may, based on performance, be less than or exceed such amount but with a maximum bonus opportunity of 100% of base salary. Please see the Compensation Discussion and Analysis for further information regarding the 2012 Incentive Program, Mr. Tullman’s 2012 incentive program, and Mr. Shute’s compensation arrangement.

(2)	This award represents a performance-based restricted stock unit award granted in 2012 under our 2011 Stock Incentive Plan that will vest based on the Company’s total shareholder return over the December 24, 2012 through December 23, 2015 performance period and Mr. Black’s continued service during the three-year performance period. Please see the Compensation Discussion and Analysis for further information regarding this award.

(3)	Award of service-based restricted stock units granted under our 2011 Stock Incentive Plan; one-third of the award vests on the first anniversary of the grant date and the remainder vests on each monthly anniversary after the first anniversary of the grant date subject to the achievement of a performance goal designed to meet the requirements of Section 162(m) for the period January 1, 2013 to June 30, 2013.

(4)	Represents annual restricted stock unit award granted to each non-employee director on June 18, 2012 with monthly vesting through the next annual meeting of shareholders in 2013. Mr. Black forfeited 7,264 restricted stock units which were unvested as of his appointment to the position of President and Chief Executive Officer of the Company on December 19, 2012.

(5)

This award represents a performance-based restricted stock award granted in 2012 under our 2011 Stock Incentive Plan that was scheduled to vest based on the Company’s achievement of an adjusted earnings per share goal during the period beginning July 1, 2012 and ending December 31, 2012 and Mr. Tullman’s continued service during the vesting period. Upon certification of the Company’s performance, one-third of the award was scheduled to vest on December 31,

2012 and one-third was scheduled to vest on the first and second anniversaries of the date of grant. Based on the Company’s performance during 2012, none of the restricted stock units subject to this award vested. Please see the Compensation Discussion and Analysis for further information regarding this award.

(6)	These service-based restricted stock units granted under our 2011 Stock Incentive Plan vest one-third on each of the first three anniversaries of the date of grant.

(7)	These service-based restricted stock units granted under our 2011 Stock Incentive Plan vest 25% on each of the first four anniversaries of the date of grant.

(8)	Award of service-based restricted stock units that vests equally on the first two anniversaries of the date of grant subject to the achievement of a performance goal designed to meet the requirements of Section 162(m) of the Code for the year ended December 31, 2012.

(9)	Award of service-based restricted stock units that vests equally on the first four anniversaries of the date of grant subject to the achievement of a performance goal designed to meet the requirements of Section 162(m) of the Code for the year ended December 31, 2012.

(10)	Award of service-based restricted stock units that vests equally on the first four anniversaries of the date of grant subject to the achievement of a performance goal designed to meet the requirements of Section 162(m) of the Code for the year ended December 31, 2013.

(11)	This amount represents the number of restricted stock units that were impacted by the modification to outstanding restricted stock unit awards in connection with the executives’ separations from the Company and does not reflect a new equity grant. As noted in the Compensation Discussion and Analysis, in 2012, the vesting terms of certain of Messrs. Tullman’s and Shapiro’s, and Ms. Adams’ equity awards were modified in connection with their separations from the Company to conform with the vesting provisions under their employment agreements for a termination without cause and, in the case of Messrs. Tullman and Shapiro, to provide for additional vesting in connection with their agreement to serve as a consultant of the Company.

(12)	The amounts shown in this column are valued based on the grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the performance-based awards granted to Mr. Tullman, are based on the probable outcome of the underlying performance condition. See Note 10 to the Consolidated Financial Statements included in our Annual Report on Form 10-K/A for the year ended December 31, 2012 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718. The grant date fair value of Mr. Black’s performance-based restricted stock units was approximately $8.95 per share and was calculated based on the probable outcome of the market-based performance conditions and the application of a Monte Carlo simulation model. The weighted-averages of the assumptions used during 2012 were: risk-free interest rate of 0.38%; no dividend yield; and expected volatility using the historical volatility over the most recent three-year period for the peer group. In calculating his award, three years was used to be commensurate with the three-year performance period of the award. The interest rate is equal to the yield, as of the measurement date, of the zero-coupon U.S. Treasury bill that is commensurate with the overall performance period.

Outstanding Equity Awards at December 31, 2012

The following table sets forth information regarding stock options and restricted stock units of the Company held by each of the NEOs at December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable #	Number of Securities Underlying Unexercised Options Unexercisable #		Option Exercise Price $	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested $ (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested #		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $ (1)
Paul M. Black						330,397	(2)	3,112,340
									330,397	(3)	3,112,340
Glen E. Tullman	152,666	0		5.13	12/31/2014
									1,227	(4)	11,558
Richard J. Poulton						76,104	(5)	716,900
						76,104	(5)	716,900
W. David Morgan	24,000	0		19.25	8/14/2015
	7,500	0		11.50	11/14/2015
	23,333	4,667	(6)	14.20	8/14/2016
						1,166	(7)	10,984
						10,603	(8)	99,880
						22,873	(9)	215,464
						27,448	(9)	258,560
						4,506	(10)	42,447
Lee A. Shapiro	155,876	0		5.13	12/31/2014
									478	(4)	4,503
						18,228	(11)	171,708
Diane K. Adams						8,089	(12)	76,198
						14,228	(13)	134,028
						14,616	(14)	137,683
						10,394	(15)	97,911
						17,540	(16)	165,227
						34,440	(17)	324,425
						34,440	(17)	324,425
						68,369	(18)	644,036
Clifford B. Meltzer						28,188	(19)	265,531
									501	(20)	4,719
						11,952	(21)	112,588
						34,440	(17)	324,425
						34,440	(17)	324,425
						82,042	(18)	772,836
Stephen E. Shute						15,660	(19)	147,517
									278	(20)	2,619
						6,640	(21)	62,549
						34,440	(17)	324,425
						34,440	(17)	324,425
						82,042	(18)	772,836

Note: Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instruments are identical.

(1)	The amounts set forth in this column equal the number of restricted stock units indicated multiplied by the closing price of our common stock ($9.42) on December 31, 2012.

(2)	Represents service-based restricted stock units granted under our 2011 Stock Incentive Plan; one-third of the award vests on the first anniversary of the grant date and the remainder vests on each monthly anniversary after the first anniversary of the grant date. The vesting of these restricted stock units was also subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162 (m) of the Code.

(3)	Represents performance-based restricted stock units granted on December 24, 2012. This award will vest based on the Company’s total shareholder return over the December 24, 2012 through December 23, 2015 performance period and the named executive officer’s continued service during the three-year performance period.

(4)	Represents performance-based restricted stock units granted on February 25, 2011. This award will vest based on the Company’s total shareholder return over the January 1, 2011 through December 31, 2013 performance period, subject to pro rata vesting as provided for in the separation agreements with each executive. In accordance with the SEC executive compensation disclosure rules, the awards are reported at the threshold level.

(5)	Represents restricted stock units granted on October 29, 2012. The restricted stock units vest in four equal amounts on each of the first four anniversaries of the grant date.

(6)	Represents non-qualified stock options granted on August 14, 2009. The stock options vest 25% on the first anniversary of the grant date and then equal monthly vesting over three years beginning on the first anniversary of the grant date.

(7)	Represents restricted stock award granted on August 14, 2009. The restricted stock award vests in four equal annual installments beginning on June 1, 2010.

(8)	Represents restricted stock units granted on February 1, 2011. The restricted stock units vest in four equal annual installments beginning on February 1, 2012.

(9)	Represents restricted stock units granted on May 1, 2012. The restricted stock units will vest in four equal annual installments beginning on May 1, 2013.

(10)	Represents restricted stock units granted on May 1, 2012. The restricted stock units will vest in two equal annual installments beginning on May 1, 2013. The vesting of these restricted stock units was also subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162 (m) of the Code.

(11)	Represents service-based restricted stock units granted on May 1, 2012 that vest equally on the first four anniversaries of the date of grant. The vesting of these restricted stock units is subject to a performance-based vesting requirement during the year ending December 31, 2013 intended to qualify these awards as performance-based compensation under Section 162 (m) of the Code. The amount reported represents the remaining amount of the award subject to vesting upon certification of achievement for the annual performance period ending December 31, 2013 pursuant to the terms of Mr. Shapiro’s separation agreement.

(12)	Represents restricted stock units granted on July 31, 2009. The restricted stock units vest in four equal annual installments from the grant date beginning on July 31, 2010.

(13)	Represents restricted stock units granted on November 26, 2010. The restricted stock units vest in four equal annual installments from the grant date beginning on November 26, 2011.

(14)	Represents restricted stock units granted on August 31, 2011. The restricted stock units vest in four equal annual installments from the grant date beginning on August 31, 2011.

(15)	Represents performance-based restricted stock units granted on February 25, 2011. The restricted stock units became eligible for time-based vesting based on the Company’s achievement of revenue and operating income performance goals during 2011. Under the terms of the restricted stock unit award agreements, if the Company’s performance resulted in any portion of the restricted stock units being eligible for vesting, then 33 1/3% of the award would vest on the thirteen month anniversary of the grant date and each of the second and third anniversaries of the grant date so long as the executive remains continuously employed by the Company.

(16)	Represents restricted stock units granted on February 25, 2011. The restricted stock units vest in four equal annual installments from the grant date beginning on February 25, 2011. The vesting of these restricted stock units was also subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162 (m) of the Code.

(17)	Represents service-based restricted stock units granted on May 1, 2012 that will vest equally on the first four anniversaries of the date of grant. The vesting of these restricted stock units was also subject to a performance-based vesting requirements intended to qualify these awards as performance-based compensation under Section 162 (m) of the Code.

(18)	Represents service-based restricted stock units granted on May 30, 2012 under our 2011 Stock Incentive Plan that will vest one-third on each of the first three anniversaries of the date of grant.

(19)	Represents performance-based restricted stock units granted on August 31, 2011. The restricted stock units became eligible for time-based vesting based on the Company’s achievement of revenue and operating income performance goals during 2011. Under the terms of the restricted stock unit award agreements, if the Company’s performance resulted in any portion of the restricted stock units being eligible for vesting, then 33 1/3% of the award would vest on the thirteen month anniversary of the grant date and each of the second and third anniversaries of the grant date so long as the executive remains continuously employed by the Company.

(20)	Represents performance-based restricted stock units granted on August 31, 2011. This award will vest based on the Company’s total shareholder return over the January 1, 2011 through December 31, 2013 performance period and the named executive officer’s continued service during the three-year performance period. In accordance with the SEC executive compensation disclosure rules, the awards are reported at the threshold level.

(21)	Represents restricted stock units granted on August 31, 2011. The restricted stock units will vest in four equal annual installments from the grant date subject to a performance-based vesting requirement intended to qualify these awards as performance-based compensation under Section 162 (m) of the Code.

2012 Option Exercises and Stock Vested

The following table sets forth: (i) the number of shares of Allscripts common stock acquired during 2012 upon the exercise of stock options and the value realized upon exercise during 2012 and (ii) the number of shares acquired upon vesting of stock awards and the value realized upon vesting during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1)	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Paul M. Black	0	$0	0	$0
Glen E. Tullman	0	$0	478,794	$5,553,399
Richard J. Poulton	0	$0	0	$0
W. David Morgan	0	$0	13,841	$189,688
William J. Davis	256,122	$1,755,701	22,002	$392,553
Lee A. Shapiro	149,875	$1,993,296	316,164	$3,525,142
Diane K. Adams	0	$0	37,349	$478,672
Stephen E Shute	0	$0	8,540	$97,439
Clifford B. Meltzer	0	$0	15,372	$175,390

(1)	Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy income tax-withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered.

(2)	The value realized equals the fair market value of Allscripts common stock on the vesting date multiplied by the number of shares vested. Upon release of the restricted stock, shares may be surrendered to satisfy income tax-withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered.

2012 Nonqualified Deferred Compensation

The following table sets forth the dollar value of the deferred stock units granted to Mr. Black in lieu of cash compensation while he served as a non-employee director of the Company.

Name	Executive Contributions in 2012 $ (1)	Company Contributions in 2012 $	Aggregate Earnings in 2012 $	Aggregate Withdrawals/ Distributions in 2012 $	Balance at December 31, 2012 $
Paul M. Black	67,357	0	0	0	67,357

(1)	Deferred stock units totaling 6,159 were granted to Mr. Black in lieu of cash compensation while he served as a non-employee director of the Company. The amount of cash compensation deferred is included within the “All Other Compensation” column in the 2012 Summary Compensation Table.

During his service as a non-employee director, Mr. Black was eligible to defer the receipt of his cash retainer in the form of deferred stock units (“DSUs”). DSUs represent the right to receive shares of our common stock at the time that the director experiences a separation from service from the Company. The number of DSUs granted is determined by dividing the portion of the cash compensation with respect to which the election is made by the closing price of our common stock on the date the cash compensation is due to be paid. DSUs issued in lieu of cash compensation are fully vested. This program is limited to our non-employee directors and, accordingly, Mr. Black is no longer eligible to defer the receipt of cash compensation for DSUs.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with each of our NEOs that provide for payments in connection with such NEO’s termination, whether upon a change of control or otherwise.

The estimated benefits to be provided to the NEOs under the employment agreements in each of those situations are described below, including a summary of payments that would have been required had a termination or change of control taken place on December 31, 2012, based upon the closing price of our common stock ($9.42) on December 31, 2012.

Payments Made upon Termination

The employment agreements provide for payments of certain benefits, as described below, upon the termination of the employment of an NEO. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and “Constructive Discharge” that are used in those agreements. For purposes of the employment agreements with each of the continuing NEOs:

•

We have “Cause” to terminate an NEO for an NEO’s: (i) willful or grossly negligent failure to perform duties, (ii) violation of law which is materially injurious to the operations or reputation of Allscripts, (iii) conviction of a crime involving property of Allscripts or constituting a felony or involving fraud or moral turpitude, or (iv) material violation of a general Company policy or refusal to follow lawful directions of the board of directors.

•

A “Constructive Discharge” under the employment agreements generally means: (i) a failure of Allscripts to meet its obligations, in any material respect, under the employment agreement, including, without limitation, a reduction of or failure to pay base salary, (ii) a material diminution in or other substantial adverse alteration in the nature or scope of an NEO’s responsibilities, or (iii) the relocation of more than fifty miles to an NEO’s principal place of business.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release of employment claims. They also include noncompete and nonsolicit provisions that would apply for one year following such NEO’s termination of employment and a confidentiality provision.

Payment Obligations for Termination by Allscripts with Cause or upon Death or Disability or by the NEO without Constructive Discharge

If an NEO is terminated by Allscripts for Cause or as a result of the NEO’s death or disability (as defined in the employment agreements), or if an NEO terminates his or her employment without Constructive Discharge, he or she is entitled to receive:

•	accrued but unpaid base salary through the date of termination; and

•	earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs.

Under the terms of the 2012 Incentive Program, if an NEO is terminated as a result of disability, he or she remains eligible to receive his or her incentive award, subject to the achievement of the performance target and execution of a release of claims.

Payment Obligations for Termination by Allscripts Without Cause or due to Constructive Discharge

If an NEO is terminated by Allscripts without Cause or an NEO terminates his or her employment for Constructive Discharge (except during the two-year period following a change of control), he or she is entitled to receive:

•	accrued but unpaid base salary through the date of termination;

•	earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs (as determined and payable had there been no termination);

•

severance equal to one times the sum of base salary plus target performance bonus with such severance to be paid in 12 equal monthly installments or, in the case of Mr. Black, severance equal to two times the sum of base salary plus target performance bonus with such severance to be paid in 24 equal monthly installments;

•	continuation of health benefits for 12 months or, in the case of Mr. Black, for 24 months; and

•

pro-rata vesting of any unvested stock option or stock awards equal to (A) the number of shares of such award that would vest on the normal vesting date but prorated to reflect the NEO’s period of service since the last regular vesting date (or grant date if termination occurs prior to the regular vesting of any shares subject to the award); and (B) one additional year of vesting; provided, however, that for performance-based awards, vesting shall be subject to the satisfaction of, and based on the level of performance achieved of, performance conditions; provided, further, that the vesting of restricted stock unit awards granted during and after November 2010, other than the restricted stock unit awards granted to Mr. Black, do not accelerate upon the executive’s termination of employment due to a Constructive Discharge.

Under the terms of the 2012 Incentive Program, if an NEO is terminated without Cause, he or she remains eligible to receive his or her incentive award, subject to the achievement of the performance target and execution of a release of claims.

Pursuant to his employment agreement, Mr. Poulton will receive a one-time cash payment of $750,000 in June 2013. If his employment is terminated without Cause or due to Constructive Discharge before this payment is made in June 2013, he will receive this payment upon his termination. In addition, if his employment is terminated without Cause or due to Constructive Discharge in his first year of employment, his severance will be increased by the amount of his annual base salary.

Payment Obligations Upon Resignation Due to No Comparable Job following a Change of Control

Pursuant to the employment agreements with each of the continuing NEOs other than Mr. Black, if a change of control occurs and prior to such event the NEO is not offered a comparable job by Allscripts (or its successor), and the NEO resigns on or within ten days of the change of control then the NEO is entitled to:

•	full vesting of outstanding equity awards with such vesting at target levels for unearned performance-based share awards; and

•	a lump sum payment equal to one times the value of his or her base salary plus target bonus.

A “comparable job” under each NEO’s employment agreement means employment following a change of control (i) with substantially the same duties and responsibilities as were held by the NEO immediately prior to the change of control, (ii) within 50 miles of the location at which the NEO provides services prior to such change of control and (iii) at the same or increased base salary and target performance bonus level as were in effect prior to such change of control. Pursuant to the terms of Mr. Black’s employment agreement, Mr. Black is not eligible to receive severance upon a resignation due to no comparable job following a change of control.

Pursuant to his employment agreement, Mr. Poulton will receive a one-time cash payment of $750,000 in June 2013. If he resigns due to no comparable job following a change of control and before this payment is made in June 2013, he will receive such payment upon his resignation.

Severance Upon Termination Without Cause or due to Constructive Discharge following a Change of Control

Pursuant to the employment agreements with each of the continuing NEOs , if a change of control occurs and the NEO’s employment is terminated without Cause or due to Constructive Discharge within two years of a change of control or within 180 days before a change of control in connection with such change of control, the NEO will receive:

•	full vesting of outstanding equity awards with such vesting at target levels for unearned performance-based share awards;

•	a lump sum payment equal to two times the value of his or her base salary plus target bonus; and

•	continuation of health benefits for 12 months or, in the case of Mr. Black, 24 months.

Under the terms of the 2012 Incentive Program, if an NEO is terminated without Cause, he or she remains eligible to receive his or her incentive award, subject to the achievement of the performance target and execution of a release of claims.

Pursuant to his employment agreement, Mr. Poulton will receive a one-time cash payment of $750,000 in June 2013. If his employment is terminated without Cause or due to Constructive Discharge following a change of control and before this payment is made in June 2013, he will receive this payment upon his termination.

Separation of Messrs. Tullman and Shapiro and Ms. Adams

As discussed in the Compensation Discussion and Analysis, the employment of Messrs. Tullman and Shapiro terminated effective December 19, 2012. Ms. Adams employment with the Company terminated effective January 19, 2013. In connection with these terminations, the Company entered into a separation agreement with each of Messrs. Tullman and Shapiro and Ms. Adams, which separation agreements are described above in the Compensation Discussion and Analysis section in this proxy statement. The amounts reported in the table for each of Messrs. Tullman and Shapiro and Ms. Adams represent the amounts that each will receive in connection with their respective terminations of employment.

Name	Base Severance Pay $	Payment for Incentive Bonuses Earned $	Severance Pay for Lack of Comparable Job $	Accelerated Vesting of Equity Awards $	Continued Health Benefits $	Total $
Paul M. Black
Death or Disability	0	0	0	3,112,340	0	3,112,340
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0	0	0
By Allscripts without Cause	5,000,000	0	0	1,057,357	0	6,057,357
By Executive for Constructive Discharge	5,000,000	0	0	1,057,357	0	6,057,357
Change of Control (no comparable job and termination)	0	0	0	0	0	0
Change of Control with Termination	5,000,000	0	0	6,224,679	0	11,224,679

Richard J. Poulton
Death or Disability	0	0	0	0	0	0
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0	0	0
By Allscripts without Cause	2,100,000	0	0	420,320	10,371	2,530,691
By Executive for Constructive Discharge	2,100,000	0	0	0	10,371	2,110,371
Change of Control (no comparable job and termination)	0	0	1,650,000	1,433,799	0	3,083,799
Change of Control with Termination	2,550,000	0	0	1,433,799	10,371	3,994,170

Clifford B. Meltzer
Death or Disability	0	289,361	0	230,480	0	519,841
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0	0	0
By Allscripts without Cause	786,250	289,361	0	872,490	13,972	1,962,073
By Executive for Constructive Discharge	786,250	0	0	0	13,972	800,222
Change of Control (no comparable job and termination)	0	0	786,250	1,962,582	0	2,748,832
Change of Control with Termination for Constructive Discharge	1,572,500	0	0	1,962,582	13,972	3,549,054
Change of Control with Termination by Allscripts without Cause	1,572,500	289,361	0	1,962,582	13,972	3,838,415

Stephen E. Shute
Death or Disability	0	352,713	0	128,044	0	480,757
By Allscripts for Cause or Executive without Constructive Discharge	0	0	0	0	0	0
By Allscripts without Cause	637,500	352,713	0	786,645	18,278	1,795,136
By Executive for Constructive Discharge	637,500	0	0	0	18,278	655,778
Change of Control (no comparable job and termination)	0	0	637,500	1,722,183	0	2,359,683
Change of Control with Termination for Constructive Discharge	1,275,000	0	0	1,722,183	18,278	3,015,461
Change of Control with Termination by Allscripts without Cause	1,275,000	352,713	0	1,722,183	18,278	3,368,174

Glen E. Tullman	1,760,000	160,000	0	2,248,535	16,008	4,184,543

Lee A. Shapiro	1,200,000	480,600	0	1,873,638	27,418	3,581,656

Diane K. Adams	900,000	360,450	0	1,020,318	10,672	2,291,440

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our 2011 Stock Incentive Plan, Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Allscripts stockholders did not approve the 2001 Non-statutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	7,247,020	$4.73	(1)	8,423,766
Equity compensation plans not approved by security holders	164,283	$2.69		0
Total (2)	7,411,303			8,423,766

(1)	The weighted average exercise price excludes a total of 6,727,879 restricted stock units and awards granted under equity compensation plans approved by security holders with no exercise price but with a weighted average grant date fair market value of approximately $13.44 per share.

(2)	Excludes 1,983,589 shares subject to options, restricted stock and restricted stock unit awards outstanding pursuant to the Eclipsys Corporation 2005 Inducement Grant Stock Incentive Plan, 2008 Omnibus Incentive Plan, Inducement Grant Omnibus Incentive Plan, Inducement Grant Plan, and Amended and Restated 2000 Stock Incentive Plan, which we assumed in connection with the 2010 merger with Eclipsys Corporation. The options have a weighted-average exercise price of $14.73 per share.

2001 Non-statutory Stock Option Plan

The board originally adopted the 2001 Non-statutory Stock Option Plan (the “2001 Plan”) on January 31, 2001 and has amended the Plan from time to time. The 2001 Plan terminated on January 31, 2011. Under the 2001 Plan, the Compensation Committee previously granted stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

Since its inception, 5,195,345 shares of common stock have been reserved for issuance under the 2001 Plan. At December 31, 2012, there were 164,283 shares of common stock reserved for issuance upon exercise of options. The number of shares that could be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

The Compensation Committee administers the 2001 Plan. Subject to the specific provisions of the 2001 Plan, the Compensation Committee determined award eligibility, timing, amount and terms of the options. The Compensation Committee also interprets the 2001 Plan, establishes rules and regulations under the 2001 Plan and makes all other determinations necessary or advisable for the 2001 Plan’s administration. Options under the 2001 Plan were granted as nonqualified stock options. Upon exercise, the option holder may pay the exercise price in such form as the Compensation Committee will provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the Exchange Act and approved in advance by the Compensation Committee, an option under the 2001 Plan may not be sold, assigned or otherwise transferred during its holder’s lifetime.

RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” In accordance with our written policy, the Audit Committee (or, in certain circumstances, disinterested members of the board) is responsible for the review and approval of each related party transaction exceeding $120,000 in which a related person has a direct or indirect material interest. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee considers the following:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable executive officer, director or 5% stockholder in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and,

•

whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

The related party transactions below were approved in conjunction with our policy described above.

Warren Tullman, the brother of our former Chief Executive Officer, Glen E. Tullman, is employed as Vice President, Market Segment. During the year ended December 31, 2012, Mr. Warren Tullman received compensation including a base salary of $140,000 per year and commission payments totaling $22,566. No stock-based compensation awards were granted to Mr. Tullman during the year ended December 31, 2012.

On December 19, 2012, Lee Shapiro, the former President of the Company, entered into a consulting agreement with the Company. For a description of Mr. Shapiro’s consulting agreement, please see “Compensation Discussion and Analysis – Separation and Consulting Agreements for Messrs. Tullman and Shapiro,” which is incorporated by reference herein.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, each of whom is independent, as defined in NASDAQ’s listing standards and SEC regulations. The Audit Committee operates under a charter adopted by the board and consistent with NASDAQ and SEC requirements.

Management is responsible for Allscripts’ financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts’ independent registered public accounting firm, appointed by the Audit Committee, is responsible for auditing those financial statements.

The Audit Committee of Allscripts held twenty-five meetings during the year ended December 31, 2012. The Audit Committee had discussions with management and Ernst & Young LLP, Allscripts’ independent registered public accounting firm, regarding matters required by Statement on Auditing Standards No. 61

(Communications with Audit Committees), Statement on Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a. Discussions were also held with Ernst & Young LLP regarding its independence from Allscripts. The Committee also received from Ernst & Young LLP written disclosures and a letter regarding its independence required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Throughout the year ended December 31, 2012, management completed documentation, testing and evaluation of Allscripts’ internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At each quarterly meeting, management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. As of March 1, 2013, management concluded that the internal control over financial reporting was effective at December 31, 2012. Management’s assessment and Ernst & Young LLP’s audit of the effectiveness of internal control over financial reporting were included in Allscripts’ Annual Report on Form 10-K/A for the year ended December 31, 2012, under Item 9A, Controls and Procedures. The Audit Committee continues to oversee Allscripts’ efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2013.

During its meetings, the Audit Committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and Ernst & Young LLP. Based on the foregoing, the Audit Committee recommended to the board that the audited financial statements be included in Allscripts’ Annual Report on Form 10-K/A for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Stuart L. Bascomb, Chairman

Robert J. Cindrich

David D. Stevens

PROPOSAL 2—APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. 2011 STOCK INCENTIVE PLAN

General

At the Annual Meeting of Stockholders, stockholders will be requested to approve an amendment and restatement of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan” and, as amended and restated, the “Amended and Restated 2011 Stock Incentive Plan”) that would, among other things, increase by 2,500,000 the number of shares of common stock available for issuance under the 2011 Stock Incentive Plan. Under the terms of the 2011 Stock Incentive Plan, 14,000,000 shares were originally authorized for issuance under the plan.

If stockholders approve the amendment and restatement of the 2011 Stock Incentive Plan, a total of 16,500,000 shares would be authorized for issuance under the Amended and Restated 2011 Stock Incentive Plan, of which approximately 9,995,244 shares (7,495,244 shares available for grant as of March 31, 2013 plus 2,500,000 shares being requested under this proposal) would be available for new awards as of March 31, 2013 (not including any shares that would become available again upon the expiration, termination, cancellation or forfeiture of certain previously-issued awards, as described below). We expect that the number of shares available for issuance under the Amended and Restated 2011 Stock Incentive Plan would be sufficient to allow us to make equity awards in the amounts we believe are necessary to achieve the purposes of the Amended and Restated 2011 Stockholder Incentive Plan for the next two to three years. We do not maintain any other equity compensation plan under which future awards are authorized for issuance.

Historical Award Data

The table below summarizes overhang data for Allscripts as of March 31, 2013.

	Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Stock Options	2,600,369	$13.02	3.93
Restricted stock units	4,821,590	n/a	n/a
Performance-based restricted stock units	2,123,230	n/a	n/a

Total	9,545,189
Shares Available for Grant	7,495,244
Record Date Shares of Common Stock Outstanding	177,091,100

The following table summarizes, as of March 31, 2013, the Company’s dilution and overhang as compared with the Company’s October 2012 peer group described in “Compensation Discussion and Analysis.” The peer group data was compiled by Frederic W. Cook & Co., Inc. (“FW Cook”) based on publicly available data as of October 2012.

	Dilution(1)		Overhang(2)
Allscripts (no additional share authorization)	4.9%		8.8%
Allscripts (with additional share authorization)	4.9%		9.9%
Peer Group – 75% Peer Group – 50% Peer Group – 25%	9.7 7.8 6.0	% % %	17.6 15.1 12.6	% % %

(1)	Dilution is calculated by dividing (a) the number of shares subject to equity awards outstanding at the end of the period by (b) the number of shares outstanding at the end of the period, plus shares subject to equity awards outstanding at end of the period and shares available for future grant under equity plans.

(2)	Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the period and (y) the number of shares available for future grant under equity plans, by (b) the number of shares outstanding at the end of the period, plus shares subject equity awards outstanding at the end of the period and shares available for future grant under equity plans.

(3)	We repurchased 20,720,543 shares under our existing stock repurchase program during the fiscal year ended December 31, 2012. The dilution and overhang percentages within the table are as of March 31, 2013 and therefore reflect the impacts of the stock repurchases in 2012. Because share repurchases reduce the denominator in the overhang and dilution calculations, they increase our overhang and dilution percentage. If we had not repurchased any shares during 2012, dilution and overhang as of March 31, 2013 would have been 4.4% and 7.9%, respectively, assuming no additional share authorization and 4.4% and 9.0%, respectively, including the additional share authorization.

The Company’s burn rate for 2012 and 2011 was 3.12% and 1.19%, respectively, with a two-year average burn rate of 2.15%. This compares with a median burn rate of 2.29% for the Company’s October 2012 peer group, as compiled by FW Cook based on publicly available data as of October 2012. Burn rate is calculated by dividing (a) the number of shares subject to equity awards granted during the period under equity plans by (b) the weighted-average number of shares outstanding during the period.

Description of the Amendments

As discussed above, the Company is proposing an increase in the available shares under the 2011 Stock Incentive Plan by 2,500,000 shares. In addition, the amendments would reduce the maximum exercise period for stock options and stock appreciation rights from 10 years to 7 years and would reduce the mandatory minimum vesting period for restricted stock unit and restricted stock awards from three years to one year. The foregoing summary of the proposed amendments is qualified in its entirety by reference to the complete text of such amendments, a copy of which is attached to this proxy statement as Appendix A.

Description of the Amended and Restated 2011 Stock Incentive Plan

The following summary of the Amended and Restated 2011 Stock Incentive Plan is qualified in its entirety by reference to the complete text of the Amended and Restated 2011 Stock Incentive Plan, a copy of which is attached to this proxy statement as Appendix B.

Purposes

The purposes of the Amended and Restated 2011 Stock Incentive Plan are:

•

To align the interests of the Company’s stockholders and recipients of awards under the Amended and Restated 2011 Stock Incentive Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	To advance the interests of the Company by attracting and retaining officers, other key management employees, directors and independent contractors; and

•	To motivate such persons to act in the long-term best interests of the Company and its stockholders.

Types of Awards

Under the Amended and Restated 2011 Stock Incentive Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units (“Stock Awards”); and

•	performance units.

As of March 31, 2013, approximately 7,100 employees were eligible to participate in the 2011 Stock Incentive Plan. The closing price of our common stock on April 5, 2013 was $12.78.

Administration of the Plan

The Amended and Restated 2011 Stock Incentive Plan will be administered by a committee designated by the Board of Directors or a subcommittee thereof (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and (iii) “independent” within the meaning of the rules of NASDAQ.

Subject to the express provisions of the Amended and Restated 2011 Stock Incentive Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Plan Committee may delegate some or all of its power and authority under the Amended and Restated 2011 Stock Incentive Plan to the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any executive officer with regard to awards to persons who are (i) “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code or are likely to become such while an award is outstanding or (ii) subject to Section 16 of the Exchange Act.

Shares Reserved under the Plan

Under the Amended and Restated 2011 Stock Incentive Plan, the maximum number of shares of common stock available for awards is 16,500,000. The number of shares available for awards is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares is reduced by the sum of (i) one-half of the aggregate number of shares of common stock which become subject to outstanding options and free-standing SARs under the Amended and Restated 2011 Stock Incentive Plan and (ii) the aggregate number of shares of common stock which become subject to Stock Awards or are issued in settlement of performance units granted under the Amended and Restated 2011 Stock Incentive Plan. In addition, the number of available shares was reduced by approximately 1.1 million shares granted in early 2011 under a prior plan. To the extent that shares of common stock subject to an outstanding option, free-standing SAR or Stock Award granted under either the Amended and Restated 2011 Stock Incentive Plan or any prior plan previously maintained by the Company or Eclipsys Corporation under which equity awards remained outstanding as of the effective date of the 2011 Stock Incentive Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the Amended and Restated 2011 Stock Incentive Plan; provided, however, that shares of common stock subject to an award under the Amended and Restated 2011 Stock Incentive Plan shall not again be available under the Amended and Restated 2011 Stock Incentive Plan if such shares are (x) shares that are subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with proceeds of an option exercise. The number of shares that will again become available will be one-half of one share for each share subject to an option or free-standing SAR and one share for each share subject to a Stock Award or Performance Unit Award.

The maximum number of shares of common stock with respect to which options may be granted during any 12-month period to any person is 3,000,000, and the maximum number of shares of common stock with respect to which SARs may be granted during any 12-month period to any person is 3,000,000, in each case subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or any distribution to holders of common stock other than a regular cash dividend. The maximum number of shares of common stock with respect to which Stock Awards subject to performance measures may be earned during each 12-month period in the performance period applicable to such Stock Awards by any person is 3,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or any distribution to holders of common stock other than a regular cash dividend. The maximum amount that may be earned with respect to Performance Units granted during each 12-month period in the performance period applicable to such performance units by any person is $10,000,000.

Change of Control

Unless otherwise determined by the Plan Committee pursuant to the terms of the Amended and Restated 2011 Stock Incentive Plan or provided in an award agreement or other agreement, in the event of change of control of the Company and a termination of employment or service under circumstances determined by the Board or the Plan Committee within 24 months following such change of control or within three months prior thereto in connection with such change of control (i) the outstanding options and SARs shall immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards shall lapse in full or in part, (iii) the performance period applicable to the outstanding awards shall lapse in full or in part and (iv) the performance measures applicable to the outstanding awards shall be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change of control, the Board or the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change of control, or the parent thereof, be substituted for some or all of the shares of common stock subject to outstanding awards as determined by the Board of Directors, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change of control, or the parent thereof, or a combination of cash and shares.

Under the terms of the Amended and Restated 2011 Stock Incentive Plan, a change of control is generally defined as (i) any acquisition by a person or entity of more than 30% of the combined voting power of the Company’s then outstanding shares, with certain exceptions, (ii) an unapproved change in the majority of the Board members, (iii) a merger, reorganization or consolidation of the Company, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation holds more than 50% of the voting power of the surviving company; or (iv) a sale or other disposition of all or substantially all of the assets of the Company other than to an entity of which the company owns at least 50% of the voting power of such company or to a company with respect to the holders of the outstanding voting stock of the Company immediately prior to such sale or other disposition holds more than 50% of the voting power of such company.

Effective Date, Termination and Amendment

The 2011 Stock Incentive Plan was originally effective as of March 21, 2011 and, if approved by stockholders at the 2013 annual meeting, the Amended and Restated 2011 Stock Incentive Plan will become effective immediately. Whether or not the amendment and restatement is approved, the 2011 Stock Incentive Plan will terminate as of the first annual meeting of the Company’s stockholders to occur on or after March 21, 2021, unless earlier terminated by the Board of Directors. The Board may amend the Amended and Restated 2011 Stock Incentive Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code and any rule of NASDAQ, and provided that no amendment may be made that impairs the rights of a holder of an outstanding award without the consent of such holder.

Stock Options and SARs

The Amended and Restated 2011 Stock Incentive Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each SAR shall be exercisable for no more than 7 years after its date of grant. The exercise price of a non-qualified stock option and the base price of an SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.

Each option will be exercisable for no more than 7 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of common stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Stock Awards

The Amended and Restated 2011 Stock Incentive Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Except as otherwise specified in the award agreement, the restriction period of a Stock Award not subject to performance measures shall not be less than one year, subject to pro-rata vesting during such one-year restriction period, and the performance period of a Stock Award subject to performance measures shall not be less than one year. Notwithstanding the foregoing, the minimum restriction period and minimum performance period shall not be applicable to Stock Awards granted under the Amended and Restated 2011 Stock Incentive Plan with respect to the number of shares of common stock which, in the aggregate, do not exceed five percent of the total number of shares available under the Amended and Restated 2011 Stock Incentive Plan.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of common stock, cash or a combination thereof and (2) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units shall be subject to the same restrictions as such restricted stock units.

Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, provided, however, that any dividends or other distributions with respect to shares of common stock will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment will be determined by the Plan Committee in accordance with the terms of the Amended and Restated 2011 Stock Incentive Plan.

Performance Unit Awards

The Amended and Restated 2011 Stock Incentive Plan also provides for the grant of performance unit awards. The agreement relating to a performance unit award shall specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance unit award shall provide, in the manner determined by the Plan Committee, for the vesting of such performance unit award if the specified performance measures are satisfied or met during the specified performance period. The performance period of a performance unit shall not be less than one year. Prior to the settlement of a performance unit award in shares of common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the Amended and Restated 2011 Stock Incentive Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance goals will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: earnings, earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such performance measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). Performance measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Plan Committee, but subject to Section 162(m) of the Internal Revenue Code, the Plan Committee may (i) amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles and (ii) reduce, but not increase, the payment of any award to any “covered employee,” within the meaning of Section 162(m) of the Internal Revenue Code.

Award Agreements

All awards will be evidenced by a written agreement containing such provisions not inconsistent with the Amended and Restated 2011 Stock Incentive Plan as the Plan Committee will approve. An agreement (or an employment agreement referred to therein) may provide that, or the committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or in the event of a change of control (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock, restricted stock units or performance units lapse, (iii) all or a portion of any performance period applicable to any performance shares or performance units lapse, and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended and Restated 2011 Stock Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended and Restated 2011 Stock Incentive Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended and Restated 2011 Stock Incentive Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s stockholders, and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. Certain performance-based compensation under the Amended and Restated 2011 Stock Incentive Plan, including that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the Amended and Restated 2011 Stock Incentive Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies.

Performance Unit Awards

A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limit of Section 162(m) of the Internal Revenue Code applies.

Awards to Directors, Named Executive Officers and Employees Under the 2011 Stock Incentive Plan

As of March 31, 2013, a total of 7,744,822 shares have been awarded pursuant to the 2011 Stock Incentive Plan. An additional 1,125,128 shares were granted under the 1993 Stock Incentive Plan which reduce the shares available under the 2011 Stock Incentive Plan. The following table sets forth the number of restricted stock units (including performance-based restricted stock units at target level of performance and service-based restricted stock units) and stock options that have been granted under the 2011 Stock Incentive Plan to the NEOs and the other individuals and groups indicated. The actual equity awards for the remainder of 2013 (none of which are currently expected to be awarded to current executive officers) are not determinable and will depend on many factors including board authorization, future stock prices, and the mix of restricted stock unit awards and stock option awards.

Name and Position	Restricted Stock Units	Stock Options (1)
Paul M. Black	1,078,334	0
Richard J. Poulton	215,102	188,680
Clifford B. Meltzer	288,984	188,680
Stephen E. Shute	241,818	147,406
Diane K. Adams	156,737	0
Glen E. Tullman	180,954	0
Lee A. Shapiro	193,605	0
W. David Morgan	54,827	0
William J. Davis	0	0
All current executive officers	2,077,558	701,654
All current non-employee directors	101,466	0
All employees (other than current executive officers)	4,130,614	147,407

(1)	Grants of options under the 2011 Stock Incentive Plan reduce the number of shares of common stock that remain available for future awards under the 2011 Stock Incentive Plan by one-half times the number of shares subject to such options.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the amendment and restatement of the 2011 Stock Incentive Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the amendment and restatement of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan.

PROPOSAL 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company asks that you indicate your approval of the compensation of our named executive officers as disclosed in this Proxy Statement under the heading “Executive Compensation.” The Company is providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

Because your vote is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee of the Board of Directors (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As disclosed in the Compensation Discussion and Analysis, the goals of the Company’s executive compensation program are to:

•	Enable the Company to attract, motivate and retain its executive officers by providing incentives which are competitive in the executive market;

•	Reward outstanding performance for an individual’s performance against corporate goals;

•	Provide long-term incentive compensation through equity grants;

•	Provide for compensation that is both externally competitive and internally equitable; and

•	Ensure our executive officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interest of our stockholders.

The Compensation Committee continually reviews market practices in executive compensation in order to ensure that the Company’s executive compensation program achieves these goals. As a result of this review process, the Compensation Committee revised the Company’s executive compensation practices in recent years, including the following:

•	eliminating single trigger change of control benefits from NEO employment agreements and equity awards;

•	eliminating tax gross-ups for severance payments resulting from a change of control of the Company for all of its named executive officers; and

•

amending the NEO employment agreements in 2012 to ensure that any change of control cash payment is “double trigger,” by including the requirement that the executive must resign from employment within ten days after a change of control to receive any severance benefits in the event the executive is not offered a “Comparable Job” (as defined in each agreement).

In addition, in response to the significant challenges and organizational transformation during 2012, the Compensation Committee actively monitored and modified the Company’s executive compensation program to respond to the changes at the Company. For example, in light of the Company’s performance during 2012, the Compensation Committee approved an annual incentive award for Mr. Tullman, our former CEO, targeted to be significantly below the 25th percentile of the Company’s compensation peer group. With respect to Mr. Black, our current CEO, approximately one-half of his new hire equity award is subject to a TSR metric over a three-year performance period as this metric was viewed as the best measure of the success of the Company’ s execution of its initiatives regarding financial performance, product delivery and client experience.

The Board of Directors believes that these changes, in combination with our retention of an independent compensation consultant, peer group review, limited executive perquisites, executive stock ownership guidelines and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interest.

Vote Required and Board Recommendation

If a quorum is present, in order to approve the non-binding advisory vote on executive compensation, a majority of the shares present in person or by proxy at the stockholders meeting and entitled to vote on such proposal must vote in favor of it.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Compensation.”

PROPOSAL 4—RATIFICATION OF ERNST & YOUNG LLP

Our Audit Committee has appointed Ernst & Young LLP to be our independent registered public accounting firm for year ending December 31, 2013. Ernst & Young LLP audited our financial statements for the year ended December 31, 2012. Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of Ernst & Young LLP for the year ending December 31, 2013. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and the Audit Committee may reconsider the appointment. Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

On May 23, 2011, the Audit Committee chose to (i) dismiss PricewaterhouseCoopers LLP as Allscripts’ independent registered public accounting firm and (ii) engage Ernst & Young LLP to be the independent registered public accounting firm for Allscripts for the fiscal year ending December 31, 2011, resulting in a change of accountants for Allscripts. During the seven-month transition period ended December 31, 2010 and during the fiscal years ended May 31, 2010 and 2009, and during the period through May 23, 2011, Allscripts did not consult with Ernst &Young LLP in regards to Allscripts’ financial statements, which were audited by PricewaterhouseCoopers LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that was rendered on the Allscripts’ financial statements or the type of audit opinion that might be rendered on Allscripts’ financial statements; or (iii) any other matter that was either the subject of a disagreement or a reportable event.

No report issued by PricewaterhouseCoopers LLP on the financial statements of Allscripts for the seven month period ended December 31, 2010 or for the fiscal years ended May 31, 2010 and 2009 contained an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during the seven month period ended December 31, 2010 and the fiscal years ended May 31, 2010 and 2009 and through the date on which PricewaterhouseCoopers LLP was dismissed, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We provided PricewaterhouseCoopers LLP with a copy of the foregoing disclosures as contained in Item 4.01 of our Current Report on Form 8-K filed with the SEC on May 26, 2011, and requested that PricewaterhouseCoopers LLP furnish letters addressed to the SEC stating whether it agreed with the statements made by us included in such disclosure. A copy of such letter, dated May 25, 2011, is filed as Exhibit 16.1 to that Current Report on Form 8-K.

The Board of Directors and Audit Committee unanimously recommend a vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

Disclosure of Independent Registered Public Accounting Firm Fees

The table below sets forth the fees billed for audit, audit-related, tax and all other services (including out-of-pocket expenses incurred in connection with providing such services and billed to us) paid to Ernst & Young LLP for the years ended December 31, 2012 and 2011.

Ernst & Young LLP	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 2011
Audit fees	$4,960,114	$3,779,590
Audit-related fees	38,927	0
Tax fees	250,865	9,852
All other fees	289,704	2,790

Total	$5,539,610	$3,792,232

Audit fees represent fees for professional services for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, internal controls attestation under Section 404 of the Sarbanes-Oxley Act of 2002 and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant periods presented.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and which are not reported under “Audit Fees.” Fees for 2012 relate to assistance with merger and acquisition activities.

Tax fees relate to professional services provided in connection with tax compliance, tax consulting and planning services, and tax audit support.

All other fees for 2012 are attributable to advisory services related to an information technology project and a subscription to the accountant’s online research tools; fees for 2011 are for a subscription to the accountant’s online research tools.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm within the four categories identified above.

Prior to engagement, the Audit Committee pre-approves independent registered public accountant services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members.

AVAILABILITY OF PROXY MATERIALS ON THE INTERNET

In lieu of distributing a printed copy of proxy materials for the annual meeting to each of our stockholders, we are making this proxy statement and our annual report for the twelve months ended December 31, 2012 available on the Internet to our stockholders. Each of our stockholders who, as of the date on which the notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of such materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the annual meeting or future annual meetings of our stockholders via email or receive a printed copy of such materials via mail at no charge, please follow the instructions for obtaining such materials on the notice.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling us at (312) 506-1230 or by mailing a request to our Chief Financial Officer and Secretary, Richard J. Poulton, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

FUTURE PROPOSALS

The deadline has passed for submitting a proposal to be raised at the 2013 Annual Meeting of Stockholders. Stockholder proposals requested to be included in the Company’s 2014 proxy statement must be received by the Company not later than December 10, 2013. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s 2014 proxy statement, a proper stockholder proposal or director nomination may still be considered at the Company’s 2014 Annual Meeting of Stockholders, but only if the proposal or nomination is timely received by the Company and otherwise in accordance with the Company’s By-laws. We must receive your proposal in writing on or after December 22, 2013, but no later than January 21, 2014. Any notice (for proposals other than relating to the nominations of directors described above) must contain a brief description of the business proposed to be brought before the meeting and the reasons for conducting the business at the meeting. In addition, the notice must present certain information concerning the stockholder making the proposal, who must be a stockholder of record at the time of giving the notice and be entitled to vote at the meeting.

OTHER MATTERS

At the date of this proxy statement, Allscripts management does not know of any business to be presented at the annual meeting other than the matters set forth above. No other business may be brought before the annual meeting other than the matters set forth above and those matters which may arise in connection therewith. However, if any other matter shall properly come before this annual meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of annual meeting.

Appendix A

AMENDMENT TO

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

2011 STOCK INCENTIVE PLAN

1.	The first sentence of Section 1.5 of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan (the “Plan”) is amended to read as follows:

Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall be available for all awards under this Plan on and after May 21, 2013 shall be 16,500,000 shares.

2.	The reference in Section 2.1(b) of the Plan to “10 years” shall be changed to “7 years.”

3.	The reference in Section 2.2(b) of the Plan to “10 years” shall be changed to “7 years.”

4.	The last sentence of Section 3.2(b) of the Plan is amended to read as follows:

Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Award subject to Performance Measures shall not be less that one (1) year.

5.	The last sentence of Section 3.3(b) of the Plan is amended to read as follows:

Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Unit Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Unit Award subject to Performance Measures shall not be less that one (1) year.

6.	The Plan shall remain in full force and effect (as amended hereby).

A-1

Appendix B

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

AMENDED AND RESTATED 2011 STOCK INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Allscripts Healthcare Solutions, Inc. Amended and Restated 2011 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, directors and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Allscripts Healthcare Solutions, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Global Select Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Global Select Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee, cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition (x) in the case of a Restricted Stock Award, to the vesting of the holder’s interest in the shares of Common Stock subject to such award, or (y) in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: earnings, earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”);stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such Performance Measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). Performance Measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may (i) amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles and (ii) reduce, but not increase, the payment of any award to any “covered employee,” within the meaning of Section 162(m) of the Code.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and each other plan previously maintained by the Company or Eclipsys Corporation under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee, cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, independent contractors, and persons expected to become officers, other employees, Non-Employee Directors and independent contractors, of the Company or any of its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be 16,500,000, reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2011. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one-half (0.5) times the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Unit Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one (1.0) times the number of shares subject to such Stock Award or Performance Unit award. If this Plan is approved by the stockholders of the Company, no further awards may be granted under the Prior Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under this Plan or under the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or

(ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that again shall be available pursuant to this paragraph shall be equal to (i) one-half (0.5) of a share for each share subject to an option or Free-Standing SAR described herein or subject to an option or free-standing SAR granted under the Prior Plan and (ii) one (1.0) share for each share subject to a Stock Award or Performance Unit Award described herein or subject to a restricted stock award or restricted stock unit award granted under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options may be granted during any 12-month period to any person shall be 3,000,000, and the maximum number of shares of Common Stock with respect to which SARs may be granted during any 12-month period to any person shall be 3,000,000, in each case subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be earned during each 12-month period in the Performance Period applicable to such Stock Awards by any person shall be 3,000,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned with respect to Performance Units granted during each 12-month period in the Performance Period applicable to such Performance Units by any person shall be $10,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, Non-Employee Directors and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the exercise price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 7 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 7 years after its date of grant; and provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, the Committee shall not (i) reduce the exercise price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a Change in Control, without the approval of the stockholders of the Company.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The minimum Restriction Period and the minimum Performance Period specified in Section 3.2(b) relating to Restricted Stock Awards and specified in Section 3.3(b) relating to Restricted Stock Unit Awards shall not be applicable to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Award subject to Performance Measures shall not be less that one (1) year.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that any dividend or other distribution with respect to shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or other distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Unit Award not subject to Performance Measures shall not be less than one (1) year, subject to pro-rata vesting during such one-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Unit Award subject to Performance Measures shall not be less that one (1) year.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or the Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award shall be determined by the Committee in accordance with the terms of this Plan, including Sections 1.3, 3.2(b), 3.3(b) and 5.3, and set forth in the applicable award Agreement.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period. Notwithstanding the foregoing, but subject to Section 5.3, the Performance Period of a Performance Unit Award that may be settled in shares of Common Stock shall not be less than one (1) year.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan became effective as of March 21, 2011. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by Section 2.4 or by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Global Select Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. An Agreement (or an employment agreement referred to therein) may provide that, or the Committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or service or in the event of a Change in Control (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control.

(a) Double-Trigger Vesting. Unless otherwise determined by the Committee pursuant to Section 5.3 or provided in an award Agreement or another agreement, in the event of a Change in Control of the Company and a termination of employment or service under circumstances determined by the Board or the Committee within 24 months following such Change in Control or within three months prior thereto in connection with such Change in Control (A) the outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to the outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to the outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to the outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.

(b) Board and Committee Discretion. In the event of a Change in Control of the Company, the Board or the Committee may, in its discretion:

(i) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in

Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(c) Definition of Change in Control. A “Change in Control” shall mean and be determined to have occurred upon any one of the following events: (i) the date any person or group other than any Subsidiary (or any employee benefit plans (or related trust) of the Company or any of its Subsidiaries) acquires beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s then outstanding voting securities which generally entitle the holder thereof to vote for the election of directors (“Voting Power”); provided, however, that no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than sixty percent (60%) of the then outstanding shares of common stock of such corporation and the Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and Voting Power of Company immediately before such acquisition, in substantially the same proportions as their ownership immediately before such acquisition; or (ii) the date the individuals who constitute the Board as of the date of the approval of this Plan by the Board (the “Incumbent Board”) cease for any reason other than their deaths to constitute at least a majority of the Board; provided that any individual who becomes a director after the date of the approval of this Plan by the Board whose election or nomination for election by Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered, for purposes of this definition, as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened solicitation by a person or group other than the Board for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors of the Company; or (iii) the Company effects (A) a merger, reorganization or consolidation of Company with one or more corporations or entities, unless, in any such case, immediately after such merger, reorganization or consolidation, more than 50% of the Voting Power of the then outstanding securities of the corporation resulting from such merger, reorganization or consolidation is then owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Voting Stock of Company immediately prior to such merger, reorganization or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such merger, reorganization or consolidation, of the outstanding Voting Stock of the Company; or (B) a sale or other disposition of all or substantially all of the assets of Company (x) other than to an entity of which Company owns at least 50% of the Voting Power or (y) other than to a corporation with respect to which, immediately after such sale or other disposition, more than 50% of the Voting Power of the then outstanding securities thereof is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Stock of the Company immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the outstanding Voting Stock of the Company. For purposes of the foregoing definition, the terms “beneficially owned” and “beneficial ownership” shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act, the term “person” shall have the meaning ascribed to it in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and “group” means two or more persons acting together in such a way to be deemed a person for purposes of Section 13(d) of the Exchange Act.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any

Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Section 409A. To the extent that the Committee determines that any award granted under this Plan is subject to Section 409A of the Code, the award Agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, this Plan and the award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date of this Plan, the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Plan), the Committee may adopt such amendments to this Plan and the applicable award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A.

5.15 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. 222 MERCHANDISE MART PLAZA, SUITE 2024 CHICAGO, IL 60654

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M58513-P35506                    KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

The Board of Directors recommends you vote FOR all director nominees:
1.	Election of Directors		For	Against	Abstain
	1a. Stuart L. Bascomb		☐	☐	☐	The Board of Directors recommends you vote FOR proposals 2, 3, and 4:		For	Against	Abstain
	1b. Paul M. Black		☐	☐	☐	2.

Approval of the amendment and restatement of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan to, among other items, increase the number of shares available for grant thereunder as disclosed in the proxy statement.

								☐	☐	☐
	1c. Dennis H. Chookaszian		☐	☐	☐
	1d. Robert J. Cindrich		☐	☐	☐
	1e. Michael A. Klayko		☐	☐	☐	3.	Approval of the resolution to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.	☐	☐	☐
	1f. Anita V. Pramoda		☐	☐	☐
	1g. David D. Stevens		☐	☐	☐
	1h. Ralph H. “Randy” Thurman		☐	☐	☐	4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

NOTE: To transact any and all other business that may properly come before the annual meeting or any adjourned or postponed session of the annual meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)			Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K/A are available at www.proxyvote.com.

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M58514-P35506

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

May 21, 2013 9:00 AM

The undersigned hereby appoints Paul Black and Rick Poulton as proxies, each with the power to appoint his or her substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated on the reverse side, all the shares of common stock of Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), held of record by the undersigned at the close of business on March 25, 2013 at the Annual Meeting of Stockholders to be held May 21, 2013, 9:00 a.m. central time at Allscripts’s principal office located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, or any adjournment or postponement thereof (the “Annual Meeting”), and authorizes and instructs said proxies to vote in the manner directed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all director nominees and FOR proposals 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

Continued and to be signed on reverse side